Exhibit 4.2
INDENTURE
by and among
TOPSPIN MEDICAL, INC.,
as the Issuer,
WILMINGTON TRUST COMPANY,
not in its individual capacity but solely in its capacity
as the Indenture Trustee,
and
ZIV HAFT TRUSTS COMPANY LTD.,
as the Co-Trustee
Dated as of July 10, 2007
NIS 50,000,000
6% Series A Convertible Bonds due November 30, 2009

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
Section 10.19. Complete Agreement	60
Section 10.20. [Reserved]	60

EXHIBIT A

FORM OF CONVERTIBLE BOND	A-1

EXHIBIT B

COMPENSATION AND EXPENSES OF CO-TRUSTEE PURSUANT TO SECTION 7.03 OF THE INDENTURE	B-1

-iv-

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS1

Trust Indenture
Act Section	Indenture Section
310(a)(1)	6.14
(a)(2)	6.14
(a)(3)	6.13, 6.17
(a)(4)	Not Applicable
(a)(5)	6.14
(b)	6.14, 6.09, 6.11
(c)	Not Applicable
311(a)	6.18
(b)	6.18
(c)	Not Applicable
312(a)	3.12, 3.13(a)
(b)	3.13(b)
(c)	3.13(c)
313(a)	3.14
(b)	3.14
(c)	3.14, 3.15
(d)	7.08(a); 3.15
314(a)	3.15
(b)	Not Applicable
(c)(1)	10.01
(c)(2)	10.01
(c)(3)	Not Applicable
(d)(1)	Not Applicable
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	10.01
315(a)	6.01, 6.02(a)
(b)	5.02
(c)	6.01
(d)	6.01
(d)(1)	6.01, 6.02(a)
(d)(2)	6.01(b)
(d)(3)	6.01(c)
(e)	5.12
316(a)(1)(A)	5.11(a)
316(a)(1)(B)	5.11(b)
316(a)(2)	Not Applicable
316(b)	5.11
317(a)(1)	5.05

*	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

-v-

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS†

Trust Indenture
Act Section	Indenture Section
317(a)(2)	5.05
317(b)	3.02
318(a)	10.16

†	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

-vi-

INDENTURE
     THIS INDENTURE, dated as of July 10, 2007 (as amended, modified, restated, supplemented or waived from time to time, the “Indenture”), is by and among TOPSPIN MEDICAL, INC., a Delaware corporation, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely in its capacity as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”), and ZIV HAFT TRUSTS COMPANY LTD., a company limited by shares and registered in Israel where its principal purpose is to engage in trust business, as the co-trustee (together with its successor and assigns, in such capacity, the “Co-Trustee”).
     Each party hereto agrees as follows for the benefit of the Holders of the Issuer’s Convertible Bonds.
WITNESSETH:
          WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issue of its 6% Series A Convertible Bonds due November 30, 2009 (the “Convertible Bonds”), in an aggregate principal amount not to exceed NIS 50,000,000 par value and to provide the terms and conditions upon which the Convertible Bonds are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, the Convertible Bonds were originally issued pursuant to the Trust Deed dated as of November 21, 2006, and as amended on April 30, 2007, between the Issuer and HERMETIC TRUST (1975) LTD. (the “Trust Deed”) and a certificate evidencing such Convertible Bonds was registered in the name of the Registration Company, as the record holder;
          WHEREAS, this Indenture replaces the Trust Deed in its entirety and the Trust Deed shall not be of any future effect; and
          WHEREAS, the Convertible Bonds, the certificate of authentication to be borne by the Convertible Bonds are to be substantially in the forms hereinafter provided for; and
          WHEREAS, the Convertible Bonds are registered as “un-registered securities” (NESHER) on the Tel Aviv Stock Exchange Clearing House Ltd. (the “TASE Clearing House”) and so long as the Convertible Bonds are registered as unregistered securities at the TASE Clearing House, no transfers of the Convertible Bonds shall be permitted unless the Issuer first approves such transfers and the Issuer receives all details from the transferee required by applicable law to effect the listing of the Convertible Bonds for trade on the TASE; and
          WHEREAS, all acts and things necessary to make the Convertible Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Issuer, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Convertible Bonds have in all respects been duly authorized,

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Convertible Bonds are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Convertible Bonds by the Holders thereof, (i) the Indenture Trustee and the Co-Trustee hereby accept their appointment under this Indenture in accordance with this Indenture and agree to perform their duties required by this Indenture to the best of their respective abilities such that the interests of the Bondholders may be adequately and effectively protected and (ii) the Issuer covenants and agrees with the Trustees for the equal and proportionate benefit all of the present and future Holders of the Convertible Bonds (except as otherwise provided below), as follows:
ARTICLE I
DEFINITIONS
                    Section 1.01. Definitions.
     Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of the terms defined herein:
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authorized Officer” means, (i) with respect to any Person, any person who is authorized to act for such Person in matters relating to the Issuer Documents and whose actions, including the authorization of documents, are binding upon such Person, (ii) with respect to the Issuer, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer or any assistant treasurer, of the Issuer, (iii) with respect to the Indenture Trustee any officer of the Indenture Trustee who is authorized to act for the Indenture Trustee in matters relating to the Issuer, and (iv) with respect to the Co-Trustee, any officer of the Co-Trustee who is authorized to act for the Co-Trustee in matters relating to the Issuer.
     “Beneficial Holder” has the meaning given to such term in Section 7.01.
     “Board of Directors” means the Board of Directors of the Issuer or a committee of such board duly authorized to act in respect thereof.
     “Bondholder” or “Holder” as applied to any Convertible Bond, or other similar terms (but excluding the term “Beneficial Holder”), means any Person in whose name at the time a particular Convertible Bond is registered in the Convertible Bond Register.

     “Business Day” means any day other than a Friday, Saturday or Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware, or the State of Israel are authorized or required by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Indenture Trustee or the Co-Trustee is closed for business.
     “Certificate of Incorporation” means the Issuer’s Certificate of Incorporation as it may be amended from time to time.
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Shares” means any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer. Subject to the provisions set forth in the Convertible Bonds, however, shares issuable on conversion of Convertible Bonds shall include only shares of the class designated as common shares of the Issuer at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which are not subject to redemption (other than as provided in the Certificate of Incorporation) by the Issuer; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Conversion Price” means NIS 0.84.
     “Convertible Bond” has the meaning given to such term in the Preamble.
     “Convertible Bond Register” has the meaning given to such term in Section 4.02(a).
     “Convertible Bond Registrar” means the Person charged with maintaining the Convertible Bond Register. The initial Convertible Bond Registrar shall be the Issuer.
     “Corporate Trust Office” means in the case of Indenture Trustee: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration and in the case of the Co-Trustee: ZIV HAFT TRUSTS COMPANY LTD., 46-48 Menachem Begin Road, Tel-Aviv 66184, Israel, Attention: CEO, or at such other address as the Indenture Trustee or the Co-Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust officer of any successor Indenture Trustee or Co-Trustee at the address designated by such successor by notice to the Issuer.
     “Co-Trustee” has the meaning given to such term in the Preamble.

     “Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
     “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation thereto and the regulations promulgated and the rulings issued thereunder.
     “Event of Default” includes any event described in Section 5.01 or Section 7.07.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Immediate Report” means a report which is referred to in Section 30 of the Securities Regulations (Periodic and Immediate Reports) – 1970, regulations promulgated under the Securities Law.
     “Indenture” has the meaning given to such term in the Preamble.
     “Indenture Trustee” has the meaning given to such term in the Preamble.
     “ISA” means the Israel Securities Authority.
     “Issuer” has the meaning given to such term in the Preamble.
     “Issuer Documents” has the meaning given to such term in Section 3.09(a).
     “Issuer Order” means a written order or request signed in the name of the Issuer by any of its Authorized Officers.
     “NIS” means New Israeli Shekels, the lawful currency of the State of Israel.
     “Officers’ Certificate”, when used with respect to the Issuer, means a certificate signed by an Authorized Officer of the Issuer.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be counsel to the Issuer, or other counsel reasonably acceptable to the Indenture Trustee.
     “Outstanding”, with respect to the Convertible Bonds, means as of the date of determination, all Convertible Bonds theretofore executed, authenticated and delivered under the Indenture except:
     (i) Convertible Bonds theretofore canceled by the Issuer or delivered to the Issuer for cancellation;
     (ii) Convertible Bonds, or portions thereof, for the redemption of which monies in the necessary amount shall have been deposited in an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) or with any Paying Agent in trust or set aside and segregated in trust by the Issuer (if the Issuer shall be acting as the Paying Agent at the time) for the Holders of the Convertible Bonds, provided however, that if such Convertible Bonds, or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;
     (iii) Convertible Bonds in lieu of which, or in substitution for which, other Convertible Bonds shall have been authenticated and delivered pursuant to the terms of Section 4.03; and
     (iv) Convertible Bonds converted into Common Shares pursuant to the terms of conversion set forth on the Convertible Bonds and Convertible Bonds deemed not outstanding pursuant to Article IV.
     “Paying Agent” means, with respect to the Convertible Bonds, any paying agent appointed pursuant to Section 3.02 of the Indenture for the payment of the principal and interest on the Convertible Bonds. The initial Paying Agent under the Indenture shall be the Issuer.
     “Payment Date” means November 30 of each of the years 2007 through 2009 inclusively, on which principal of or interest on the Convertible Bonds, as applicable, is due to be paid.
     “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
     “Registration Company” means The Nominee Company of Bank Hapoalim Ltd.
     “Restricted Securities” has the meaning specified in Section 4.02(c).
     “Securities” means any capital stock of the Issuer.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Law” means the Israel Securities Law, 5728 – 1968, the regulations pursuant thereto, and any Israeli law applicable to the Co-Trustee in connection therewith.
     “Special Decision” has the meaning given to such term in Section 10.04(d).
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

     “TASE” means the Tel Aviv Stock Exchange Ltd., or any successor thereto.
     “TASE Clearing House” has the meaning given to such term in the Preamble.
     “Trust Deed” has the meaning given to such term in the Preamble.
     “Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.
     “Trustee Disagreement” has the meaning specified in Section 6.17.
     “Trustees” means collectively, the Indenture Trustee, any co-indenture trustees as may hereafter be appointed pursuant to Section 6.13, and, unless otherwise indicated in this Indenture, the Co-Trustee.
     “U.S. Dollars” or “$” means the lawful currency of the United States of America.
     “U.S. Person” means a person that is a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided as applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as a U.S. Person).
     “Unregistered Holder” has the meaning given to such term in Section 7.01.
     “USA PATRIOT Act” means the United States Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and effective as of October 26, 2001, which, among other things, requires that financial institutions, a term that includes banks, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities.
Section 1.02. Rules of Construction.
     Unless the context otherwise requires:
     (i) a term has the meaning given to it;
     (ii) an accounting term not otherwise defined has the meaning given to it in accordance with generally accepted accounting principles;
     (iii) “or” is not exclusive;
     (iv) “including” means including without limitation;

     (v) words in the singular include the plural and words in the plural include the singular;
     (vi) any pronouns shall be deemed to cover all genders; and
     (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, waived or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
ARTICLE II
THE CONVERTIBLE BONDS
Section 2.01. Form.
     The Convertible Bonds and the certificate of authentication (as provided by Section 2.03) of the Indenture Trustee or of an authenticating agent duly appointed by the Indenture Trustee (as provided in Section 2.02) to be borne by such Convertible Bonds shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Convertible Bond attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Indenture Trustee and Co-Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Convertible Bonds may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Convertible Bonds may be listed, or conform to usage, or to indicate any special limitations or restrictions to which any particular Convertible Bonds are subject.
Section 2.02. Designation, Authentication and Delivery.
     The Convertible Bonds shall be designated as “6% Series A Convertible Bonds due November 30, 2009” and shall not exceed the aggregate principal amount of NIS 50,000,000 upon the execution of this Indenture, or from time to time thereafter. The Convertible Bonds may be executed by the Issuer in accordance with Section 2.03 and delivered to the Indenture Trustee or a duly appointed authenticating agent for authentication, and the Indenture Trustee or such duly appointed authenticating agent shall thereupon authenticate and deliver said Convertible Bonds to or upon the written order of the Issuer, signed by an Authorized Officer of the Issuer, and attested by the manual or facsimile signature of the treasurer or any assistant treasurer or the secretary, or to the extent required by applicable regulatory or governmental agencies, by original signature and attestation, without any further action by the Issuer hereunder.

     The Indenture Trustee shall act for the authentication of the Convertible Bonds as provided in Section 2.03(b). The Indenture Trustee, at its discretion, may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Convertible Bonds, and the Indenture Trustee shall give written notice of such appointment to all Holders of Convertible Bonds with respect to which the duly appointed authenticating agent will serve. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Convertible Bonds whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by any such duly appointed authenticating agent. Convertible Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder.
Section 2.03. Execution of Convertible Bonds.
     (a) Issuer Execution. The Convertible Bonds shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Authorized Officer of the Issuer and attested by the manual or facsimile signature of its secretary or any of its assistant secretaries or its treasurer or any of its assistant treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise), or to the extent required by applicable regulatory or governmental agencies, by original signature and attestation.
     (b) Authentication. Only such Convertible Bonds as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Convertible Bond attached as Exhibit A hereto, manually executed by the Indenture Trustee or an authenticating agent duly appointed as provided in Section 2.02, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the authenticating agent upon any Convertible Bond executed by the Issuer shall be conclusive evidence that the Convertible Bond so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
     In case any Authorized Officer of the Issuer who shall have signed any of the Convertible Bonds shall cease to be an officer prior to the Convertible Bonds having been authenticated and delivered by the Indenture Trustee or a duly appointed authenticating agent to the Issuer, or disposed of by the Issuer, such Convertible Bonds nevertheless may be authenticated and delivered or disposed of as though the person who signed such Convertible Bonds had not ceased to be such an Authorized Officer of the Issuer, and any Convertible Bond may be signed on behalf of the Issuer by such persons as, on the actual date of the execution of such Convertible Bond, shall be an Authorized Officer of the Issuer, although on the date of the execution of this Indenture such person was not such an Authorized Officer.
Section 2.04. Replacement of Convertible Bond Certificate.
     Simultaneously with the execution of this Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate, in accordance with Section 2.03 herein, a certificate evidencing Convertible Bonds in the principal amount of 50,000,000 NIS, in such form as set forth in Section 2.01 and Exhibit A, in the name of the Registration Company, as the registered holder of the Convertible Bonds for the benefit of the Bondholders. Such certificate shall act as a replacement for any certificate previously issued by the Issuer for any amount of Convertible

Bonds. Any such previously issued certificate shall be cancelled and shall have no future effect.
Section 2.05. Purchase Price Paid by Bondholders.
     In consideration for the receipt of the Convertible Bonds, the Bondholders have previously paid a purchase price equal to 95% of the principal value of the Convertible Bonds, or a 0.95 NIS purchase price for every 1.00 NIS of face value. Upon receipt of the purchase price, the Issuer transferred these amounts received from the private placement agent minus a private placement agent fee (equal to 554,167 NIS) deducted by the private placement agent and an additional 4,000,000 NIS to a special account in the name of HERMETIC TRUST (1975) LTD. The amounts held in such special account have been pledged as a security for the Convertible Bonds.
Section 2.06. Transfer of Funds to Indenture Trustee.
     Within one (1) week of the signing of this Indenture and the issuance of the Convertible Bonds pursuant to this Article II, HERMETIC TRUST (1975) LTD. shall transfer the amounts held in the special account discussed in Section 2.05 above to an account in the name of Indenture Trustee (in its capacity as a trustee under the Indenture) at Bank Leumi USA and, upon such transfer, the pledge on such amounts shall be removed. The amounts shall be held in that account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) as a security for the Convertible Bonds until such date that the Convertible Bonds have been listed for trade on the TASE.
Section 2.07. Transfer of Funds to Issuer.
     On the first Business Day immediately following the listing of the Convertible Bonds for trade on the TASE, the Indenture Trustee shall transfer all funds held by it in the account in its name, pursuant to the terms of Section 2.05 and Section 2.06 above, to the Issuer. Upon receipt of these funds, the Issuer shall not have any obligation to hold such funds as a security for the Convertible Bonds and all such funds shall be freely disposable by the Issuer.
ARTICLE III
COVENANTS
Section 3.01. Payment of Principal and Interest.
     The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest on each of the Convertible Bonds on each Payment Date at the places, at the respective times and in the manner provided herein and in the Convertible Bonds.
Section 3.02. Money for Payments To Be Held in Trust; Paying Agent.
     (a) Initial Appointment. The Issuer shall initially act as Paying Agent for the payment of principal and interest on the Convertible Bonds. The Issuer shall, for so long as any Convertible Bonds are listed on the TASE, act as the Paying Agent for the payment of principal and interest on such Convertible Bonds and shall also receive notices and demands with respect to such Convertible Bonds or the Indenture. In carrying out its duties as Paying Agent, the Issuer shall maintain an office where such notices and demands may be served and where the Convertible Bonds may be presented or surrendered for payment, or surrendered for registration of transfer, exchange or conversion. The Issuer will give prompt written notice to the Trustees of the location of such office and any change in the location of such office.
     Pursuant to its obligations as Paying Agent, the Issuer shall, on or before the date on which any principal or interest on the Convertible Bonds, by their terms or as a result of the calling thereof for redemption, shall become payable, segregate and hold in trust for the benefit of the Bondholders a sum sufficient to pay such principal, if any, or interest which shall have so become payable until such sums shall be paid to such Bondholders or otherwise disposed of as herein provided. The Issuer shall also notify the Trustees of its action of failure to act in that regard. Upon any proceeding under any bankruptcy law with respect to the Issuer, if the Issuer is then acting as Paying Agent, the Trustees shall replace the Issuer as Paying Agent.
     (b) Successor Paying Agent. The Issuer may at any time resign its position as the Paying Agent. Prior to its resignation, the Issuer must appoint a successor Paying Agent for any or all of the purposes described in this Article III; provided that so long as any Convertible Bonds are listed for trade on the TASE and the rules of the TASE so require, a Paying Agent must be maintained in Israel and the successor Paying Agent must maintain an office where notices and demands to or upon the Issuer in respect of the Convertible Bonds and this Indenture may be served and where such Convertible Bonds may be presented or surrendered for payment or surrendered for registration of transfer, exchange or conversion. The Issuer shall give prompt notice to the Trustees and the Bondholders of the appointment of any such successor Paying Agent and of the location of any office and any change in the location of any office maintained by such successor Paying Agent.
     In the event that such successor Paying Agent has been appointed, then on or before the first Business Day immediately preceding each Payment Date, the Issuer shall deposit with such successor Paying Agent an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Bondholders entitled thereto, and shall promptly notify the Trustees in writing of its action regarding the deposit of such sums or failure so to act.
     (c) Paying Agent Obligations. The Issuer, as the initial Paying Agent, agrees to the Paying Agent obligations set forth below and agrees that it will cause each successor Paying Agent, if any, to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section 3.02, that such Paying Agent will:
     (i) hold all sums held by it for the payment of amounts due with respect to the Convertible Bonds in trust for the benefit of the Bondholders entitled thereto until such sums shall be paid to such Bondholders or otherwise disposed of as herein provided and pay such sums to such Bondholders as herein provided;
     (ii) give to the Trustees notice of any Default by the Issuer in the making of any payment required to be made with respect to the Convertible Bonds;

     (iii) at any time during the continuance of any such Default, forthwith pay to an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) at Bank Leumi USA all sums so held in trust by such Paying Agent;
     (iv) immediately resign as Paying Agent and forthwith pay to an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) at Bank Leumi USA all sums held by it in trust for the payment of Convertible Bonds if, at any time, it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
     (v) comply with all requirements of the applicable law with respect to the withholding from any payments made by it on any Convertible Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
     (d) Discharge. The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to an account in the name of the Indenture Trustee (in its capacity as a trustee under this Indenture) at Bank Leumi USA all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee through such account upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the account in the name of the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (e) Unclaimed Funds. Subject to applicable laws with respect to escheat of funds, any monies held in an account in the name of the Indenture Trustee (in its capacity as a trustee under this Indenture) or any Paying Agent in trust for the payment of any amount due with respect to the Convertible Bonds and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Order; and the Holder of such Convertible Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer by the Indenture Trustee or any Paying Agent), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that (i) the Co-Trustee shall provide notice, as set forth in Section 7.04, that such money remains unclaimed; and (ii) the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in two newspapers of general circulation in Israel, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such monies then remaining will be repaid to the Issuer.
     (f) Amounts Remaining Unpaid for Reasons Beyond the Issuer’s Control. Any amount payable to a Bondholder that has not been paid for a reason beyond the Issuer’s control, inasmuch as the Issuer was prepared to pay, will cease to bear interest and linkage differentials from the date the payment came due and the Bondholder will only be entitled to amounts that it was entitled to on the date determined for payment of the principal, interest or linkage differentials. In the event that the Issuer continues, for reasons beyond its control, to be unable to make the payment to the Bondholders, the Issuer must deposit in an interest bearing account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) at Bank Leumi USA, within fifteen (15) days from the date payment became due, the amount payable that was not paid for any reason beyond the Issuer’s control and such payment will be considered a clearance of the payment. To the extent such amounts are not paid to Bondholders prior to such time, the amounts shall remain in the account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) for one (1) year after the date of redemption of the Convertible Bonds; the Indenture Trustee will then refund such amounts to the Issuer, who will hold the amounts for the benefit of the Bondholders.
Section 3.03. Existence; Separate Legal Existence.
     (a) Until the time that all Convertible Bonds have been redeemed, the Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware (unless, and to the extent there shall be no prejudice to the rights of the Bondholders, it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture and the Convertible Bonds.
     (b) Until the time that all Convertible Bonds have been redeemed, the Issuer shall:
     (i) Maintain its own deposit account or accounts, separate from those of any Affiliate of the Issuer, with commercial banking institutions and in accordance with the terms of this Indenture. The funds of the Issuer will not be diverted to any other Person or for other than authorized uses of the Issuer.
     (ii) Ensure that it is at all times in compliance with its Certificate of Incorporation and by-laws.
     (iii) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Issuer and any of its Affiliates shall be only on an arm’s length basis.
     (iv) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary formalities, including, but not limited to, holding all regular and special meetings of the Board of Directors meetings appropriate to authorize all actions of the Issuer, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
Section 3.04. Stay, Extension and Usury Laws.
     The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Convertible Bonds as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 3.05. [Reserved].
Section 3.06. Performance of Obligations; Compliance Certificate.
     (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture.
     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture and any performance of such duties by a Person identified to the Trustees in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.
     (c) The Issuer shall deliver to the Trustees an Officers’ Certificate, by April 30 (relating to the twelve months that ended on December 31 of the previous year) and September 30 (relating to the six months that ended on June 30 of the current year) of each year, stating whether or not to the best knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     (d) The Issuer will deliver to the Trustees, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.
     (e) The Issuer will promptly notify the Trustees in writing when the Convertible Bonds are listed on any stock exchange or automated quotation system or delisted therefrom.
     (f) Any notice required to be given under this Section 3.06 shall be delivered to a Authorized Officer of the Indenture Trustee and the Co-Trustee, respectively, at its Corporate Trust Office.

Section 3.07. Investment Company Act.
     The Issuer shall not, and neither the Issuer nor the Indenture Trustee shall, take any action that would cause the Issuer to be required to register as an “investment company” under the United States Investment Company Act of 1940 (or any successor or amendatory statute).
Section 3.08. No Other Business.
     The Issuer shall not engage in any business or activity other than as permitted by its Certificate of Incorporation and by-laws.
Section 3.09. Representations and Warranties of the Issuer.
     The Issuer represents and warrants as of the date hereof as follows:
     (a) Power and Authority. It has full power, authority and legal right to execute, deliver and perform its obligations as Issuer under this Indenture and the Convertible Bonds (the foregoing documents, the “Issuer Documents”).
     (b) Due Authorization and Binding Obligation. The execution and delivery of the Issuer Documents and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part. Each of the Issuer Documents constitutes the legal, valid and binding obligation of the Issuer and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.
     (c) No Conflict. The execution and delivery of the Issuer Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it or any of its property is bound.
     (d) No Violation. The execution and delivery of the Issuer Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any applicable law.
     (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any governmental authority required in connection with the execution and delivery of the Issuer Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.
     (f) No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Issuer, threatened, against the Issuer or any of its respective properties or with respect to the Issuer Documents that, if adversely determined, would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Issuer or the transactions contemplated by the Issuer Documents.

     (g) Organization and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and now has, all necessary power, authority and legal right under its organizational documents and under applicable law to conduct its business as now conducted.
     (h) 1940 Act. The Issuer is not an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.
     (i) Location. The Issuer is located (within the meaning of Article 9 of the UCC) in the State of Delaware. The Issuer agrees that it will not change its location (within the meaning of Article 9 of the UCC) without at least thirty (30) days prior written notice to the Trustees.
     The representations and warranties in this Section 3.09 shall survive the termination of this Indenture and such representations and warranties may not be waived by any party hereto
Section 3.10. Notice of Events of Default.
     The Issuer shall give to the Trustees prompt written notice of each Event of Default hereunder.
Section 3.11. Further Instruments and Acts.
     Upon request of either of the Trustees, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 3.12. Bondholders’ Lists.
     The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustees, semiannually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with June 1, 2007, and at such other times as either the Indenture Trustee or the Co-Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request (or such lesser time as either the Indenture Trustee or the Co-Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustees may reasonably require of the names and addresses of the Holders of Convertible Bonds (to the extent available to the Issuer) as of a date not more than fifteen (15) days (or such other date as the Indenture Trustee or the Co-Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished.
Section 3.13. Preservation and Disclosure Lists.
     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Convertible Bonds contained in the most recent list furnished to it as provided in Section 3.12. The Indenture Trustee may destroy any list furnished to it as provided in Section 3.12 upon receipt of a new list so furnished.

     (b) The rights of Bondholders to communicate with other Holders of Convertible Bonds with respect to their rights under this Indenture or under the Convertible Bonds, and the corresponding rights and duties of the Indenture Trustee, shall be as provided by the Trust Indenture Act.
     The Indenture Trustee shall furnish to the Bondholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under this Indenture.
     (c) Every Bondholder, by receiving and holding duplicates or copies as aforementioned, agrees with the Issuer and the Trustees that neither the Issuer nor the Trustees nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Convertible Bonds made pursuant to the Trust Indenture Act. The Issuer, the Indenture Trustee, the Co-Trustee and the Convertible Bond Registrar, in the event that a Convertible Bond Registrar other than the Issuer is appointed, shall have the protection of Section 312(c) of the Trust Indenture Act.
Section 3.14. Reports by Indenture Trustee.
     Within sixty (60) days after June 1 of each year commencing with the year 2007, the Indenture Trustee shall transmit to Holders of Convertible Bonds, the Issuer and the Co-Trustee such reports dated as of June 1 of the year in which such reports are made concerning the Indenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The Bondholders may review such report at the Corporate Trust Offices of the Indenture Trustee and Co-Trustee during normal working hours. The Issuer, on behalf of the Indenture Trustee, shall file with each stock exchange and automated quotation system upon which the Convertible Bonds are listed and with the Issuer, the Indenture Trustee report described in this Section 3.14, at the time that such report is transmitted to Holders of Convertible Bonds.
Section 3.15. Reports by Issuer.
     The Issuer shall file with the Trustees, the Commission and the ISA and transmit to Holders of Convertible Bonds, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act and/or the Securities Law at the times and in the manner provided pursuant to the Trust Indenture Act or the Securities Law, as applicable, whether or not the Convertible Bonds are governed by the Trust Indenture Act or Securities Law. These required filings with the Commission shall include any report by the Indenture Trustee furnished to the Issuer pursuant to Section 3.14. The Issuer shall transmit to the Trustees a copy of every filing which the Issuer is obligated to make with the Commission or the ISA, as well as all information, documents and other reports and such summaries thereof that the Issuer distributes to shareholders or Bondholders, provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and/or the ISA pursuant to the Securities Law shall be filed with the Trustees within fifteen (15) days after the same is so required to be filed with the Commission and/or the ISA. The Issuer shall deliver to the Trustees any additional information which may be reasonably requested by the Trustees from time to time. Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on an Officers’ Certificate).
Section 3.16. Appointments to Fill Vacancies.
     The Issuer, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee or Co-Trustee, will appoint, in the manner provided in Sections 6.10 and 7.02, an Indenture Trustee or Co-Trustee, so that there shall at all times be an Indenture Trustee and a Co-Trustee hereunder. The appointment of any such entity located and operating in the State of Israel shall be in accordance with the applicable provisions of the Securities Law.
Section 3.17. Fiscal Year.
     Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
ARTICLE IV
THE CONVERTIBLE BONDS; SATISFACTION AND DISCHARGE OF INDENTURE
Section 4.01. The Convertible Bonds.
     Except as otherwise provided in the Convertible Bonds, the Issuer may not redeem any Convertible Bonds prior to maturity.
Section 4.02. Registration of Transfer and Exchange of Convertible Bonds.
     (a) The Issuer shall cause to be kept a Convertible Bond Register (the “Convertible Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Convertible Bonds and the registration of transfers, exchanges, and conversions of Convertible Bonds as herein provided. The Convertible Bond Register shall contain the name, address, and remittance instructions, of each Bondholder.
     (b) Upon surrender for registration of transfer of any Convertible Bond to the Issuer, Convertible Bond Registrar or any co-registrar (if appointed), and satisfaction of the requirements for such transfer set forth in this Section 4.02, the Issuer shall execute, and Indenture Trustee or a duly appointed authenticating agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Convertible Bonds of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Convertible Bonds may be exchanged for other Convertible Bonds of any authorized denominations and of a like aggregate principal amount, upon surrender of the Convertible Bonds to be exchanged at any such office or agency maintained by the Issuer as provided in the Convertible Bonds. Whenever any Convertible Bonds are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee or a duly appointed authenticating agent shall authenticate and deliver, the Convertible Bonds which the Bondholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Convertible Bonds issued upon any registration of transfer or exchange of Convertible Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Convertible Bonds surrendered upon such registration of transfer or exchange.
     All Convertible Bonds presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Issuer or the Convertible Bond Registrar (if a Convertible Bond Registrar other than the Issuer shall be appointed)) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Convertible Bonds shall be duly executed by the Bondholder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any Holder of Convertible Bonds for any registration of, transfer, exchange or conversion of Convertible Bonds, but all expenses related to the transfer, including levies, if any, will be borne solely by the Bondholder requesting the transfer.
     Neither the Issuer nor any subsequently appointed Convertible Bond Registrar shall be required to exchange or register a transfer of (a) any Convertible Bonds for a period of fifteen (15) days next preceding any selection of Convertible Bonds to be redeemed, (b) any Convertible Bonds surrendered for conversion pursuant to the conversion terms set forth in the Convertible Bonds or (c) any Convertible Bonds tendered for redemption (and not withdrawn) pursuant to the redemption terms set forth in the Convertible Bonds.
     (c) Every Convertible Bond that bears or is required under this Section 4.02(c) to bear the legend set forth in this Section 4.02(c) (together with any Common Shares issued upon conversion of the Convertible Bonds and required to bear the legend set forth in this Section 4.02(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in Sections 4.02(c) and 4.02(d), as applicable (including those set forth in the legends below), unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Bondholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 4.02(c) and 4.02(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Convertible Bond (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 4.02(d), if applicable) shall bear a legend in substantially the following form, unless such Convertible Bond has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustees:

THE CONVERTIBLE BOND EVIDENCED HEREBY AND THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION WITH RESPECT TO THE SECURITIES SO OFFERED OR SOLD IN EFFECT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER) THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THIS CONVERTIBLE BOND MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
     Any Convertible Bond (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Convertible Bond for exchange to the Convertible Bond Registrar in accordance with the provisions of this Section 4.02, be exchanged for a new Convertible Bond or Convertible Bonds, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 4.02(c).
     (d) (i) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Shares issued upon conversion of any Convertible Bond shall bear a legend in substantially the following form, unless such Common Shares have been registered under a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such exchange), or unless otherwise agreed by the Issuer in writing with written notice thereof to the transfer agent:
THE COMMON SHARES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION WITH RESPECT TO THE SECURITIES SO OFFERED OR SOLD IN EFFECT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER) THAT SUCH REGISTRATION IS NOT REQUIRED.
     Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of shares of Common Shares, which shall not bear the restrictive legend required by this Section 4.02(d).
     (e) Any Convertible Bond or Common Shares issued upon the conversion of a Convertible Bond that is purchased or owned by the Issuer or any Affiliate of the Issuer thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act.
     (f) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions or transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Bond other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 4.03. Mutilated, Destroyed, Lost or Stolen Convertible Bonds.
     In case any Convertible Bond shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request, the Indenture Trustee or a duly appointed authenticating agent shall authenticate and make available for delivery, a new Convertible Bond, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Convertible Bond, or in lieu of and in substitution for the Convertible Bond so destroyed, lost or stolen. In every case, the applicant for a substituted Convertible Bond shall furnish to the Issuer, to the Trustees and to the authenticating agent, if any, such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustees and to the authenticating agent, if any, evidence to their satisfaction of the destruction, loss or theft of such Convertible Bond and of the ownership thereof.
     Following receipt by the Trustees and the authenticating agent, if any, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the authenticating agent may authenticate any such substituted Convertible Bond and make available for delivery such Convertible Bond. Upon the issuance of any substituted Convertible Bond, the Issuer may require the payment by the Holder of the Convertible Bonds of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In the event that any Convertible Bond which has matured or is about to mature or is to be converted into Common Shares shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Convertible Bond, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Bond), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Trustees and to the authenticating agent, if any, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the

Issuer, the Trustees and any paying agent evidence to their satisfaction of the destruction, loss or theft of such Convertible Bond and of the ownership thereof.
     Every substitute Convertible Bond issued pursuant to the provisions of this Section 4.03 by virtue of the fact that any Convertible Bond is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Convertible Bond shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Convertible Bonds duly issued hereunder. To the extent permitted by law, all Convertible Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption of mutilated, destroyed, lost or stolen Convertible Bonds and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption of negotiable instruments or other securities without their surrender.
     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Convertible Bonds.
Section 4.04. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect with respect to the Convertible Bonds except as to (i) rights of registration of transfer, exchange or conversion, (ii) substitution of mutilated, destroyed, lost or stolen Convertible Bonds, (iii) rights of Bondholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.02, 3.03, 3.09, 6.09, 7.09 and the second sentence of 10.17, (v) the rights, obligations and immunities of the Trustees hereunder (including the rights of the Trustees under Section 6.02 and the obligations of the Co-Trustee under Article VII) and (vi) the rights of Bondholders as beneficiaries hereof with respect to the property so deposited in an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Convertible Bonds, when:
(A) either
(1) all Convertible Bonds authenticated and delivered (other than (i) Convertible Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Convertible Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.02) have been delivered to the Issuer for cancellation; or
(2) all Convertible Bonds not theretofore delivered to the Issuer for cancellation
(i)	have become due and payable, or

(ii)	are to be called for repurchase within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of repurchase by the Trustees in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (2)(i) or (ii) above, has (a) irrevocably deposited or caused to be irrevocably deposited in an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) cash or direct obligations of or obligations fully guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, or (b) has segregated and holds in trust for the benefit of the Bondholders, an amount sufficient to pay and discharge the entire indebtedness on such Convertible Bonds not theretofore delivered to the Issuer for cancellation when due to the maturity date of such Convertible Bonds or optional repurchase (if Convertible Bonds shall have been called for repurchase pursuant to the redemption terms set forth in the Convertible Bonds, as the case may be); and
     (B) the Issuer has delivered to the Trustees an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Convertible Bonds have been complied with.
Section 4.05. Application of Trust Money.
     All moneys deposited in an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) pursuant to Section 4.06 hereof shall be held in trust and applied by it, in accordance with the provisions of the Convertible Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Convertible Bonds for the payment or repurchase of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or as required by law.
Section 4.06. Repayment of Moneys Held by Paying Agent.
     In connection with the satisfaction and discharge of this Indenture with respect to the Convertible Bonds, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Convertible Bonds shall, upon demand of the Issuer, be paid to an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) to be held and applied according to the terms of this Indenture and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Section 4.07. Cancellation of Convertible Bonds.
     All Convertible Bonds surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall be surrendered to the Issuer and promptly canceled by it, and no Convertible Bonds shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Issuer shall dispose of such cancelled Convertible Bonds in accordance with its customary procedures.

ARTICLE V
EVENTS OF DEFAULT; REMEDIES
Section 5.01. Events of Default and Notice by Issuer.
     Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) include:
     (a) Failure by the Issuer to pay any amount in connection with the Convertible Bonds within sixty (60) days of its due date; or
     (b) Appointment of a temporary liquidator by a court or the passage of a resolution for winding the Issuer up (except for the purpose of merger with another company and/or the restructuring of the Issuer, which shall not cause any prejudice to the rights of the Holders of Convertible Bonds) and the failure to cancel the appointment within sixty (60) days; or
     (c) The occurrence of an event that jeopardizes the rights of the Bondholders. Events that may be considered to jeopardize the rights of Bondholders include:
     (i) imposition of a lien on the Issuer’s material assets and the failure to have the lien lifted within sixty (60) days;
     (ii) performance of execution proceedings against the Issuer’s material assets and the failure to lift the proceedings within sixty (60) days;
     (iii) appointment of a receiver for the Issuer or its material assets and the failure to cancel the appointment within sixty (60) days;
     (iv) stoppage of payments by the Issuer, the giving of notice by the Issuer of its intention to stop payments, the existence of a substantial risk that the Issuer will stop payments, will discontinue its business or that the Issuer will abandon the conduct of its business;
     (v) liquidation or erasure of the Issuer for any reason; and
     (vi) occurrence of any other event that constitutes or may constitute a substantial impairment of the rights of the Bondholders and of which the Indenture Trustee receives notice from the Co-Trustee pursuant to Section 7.07(b).
     The Issuer shall notify in writing an Authorized Officer of the Indenture Trustee and of the Co-Trustee, promptly upon becoming aware thereof, of any Event of Default

Section 5.02. Notice of Event of Default.
     The Indenture Trustee shall, within ninety (90) days after an Authorized Officer of the Indenture Trustee has actual knowledge of the occurrence of a Default, mail to all Bondholders, as the names and addresses of such holders appear upon the Convertible Bond Register, notice of all defaults known it, unless such Defaults shall have been cured or waived before the giving of such notice.
Section 5.03. Call for Immediate Payment.
     If the Event of Default has not been cured by the Issuer prior to the meeting of Bondholders described in Section 7.07(d) and the Bondholders pass a resolution calling for immediate payment of the Convertible Bonds, by way of Special Decision, then the Indenture Trustee will be obligated, within a reasonable period of time, and after receipt of notice from the Co-Trustee regarding the passage of the Special Decision by the Bondholders which calls for immediate payment, to call for immediate payment of the Outstanding principal of the Convertible Bonds.
     If the Indenture Trustee reasonably believes, however, the under the circumstances such enforcement actions would not be just and reasonable, then the Indenture Trustee may turn to a court of appropriate jurisdiction for instructions on the matter.
Section 5.04. Condition to Demand for Immediate Payment.
     Notwithstanding Section 5.03, the Indenture Trustee may not call for immediate payment by the Issuer unless the Indenture Trustee gave written notice of the default to the Issuer along with notice of such Indenture Trustee’s intention to call for immediate payment of the Convertible Bonds and the Issuer did not cure the default within thirty (30) days of receipt of such notice. If the Indenture Trustee believes, however, that any unreasonable delay in the repayment of the Convertible Bonds risks the rights of the Bondholders, then the Indenture Trustee must give fourteen (14) days advance notice to the Issuer prior to calling for immediate payment, provided that the Issuer did not cure such default within those fourteen (14) days.
     Section 5.03 is subject to the conditions that if, at any time after the principal of the Convertible Bonds shall have been declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit in an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) a sum sufficient to pay all matured installments of interest upon all Convertible Bonds and the principal of any and all Convertible Bonds which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Convertible Bonds, to the date of such payment or deposit) and amounts due to the either of the Trustees pursuant to Sections 6.05, 6.07 and 7.03, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Convertible Bonds which shall have become due by acceleration, or shall have been cured or waived pursuant to Section 5.11, then and in every such case the Holders of at least seventy-five percent (75%) in aggregate principal amount of the Convertible Bonds then Outstanding, by the passing of a Special Decision pursuant to Section 10.04 and providing written notice to the Issuer and to the Trustees of such Special Decision, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. In case the Trustees shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Indenture Trustee, the Co-Trustee or both, then and in every such case the Issuer, the Holders of Convertible Bonds, and the Trustees shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Convertible Bonds, and the Trustees shall continue as though no such proceeding had been taken.
Section 5.05.	Payments of Convertible Bonds on Default and the Representation of the Bondholders by the Indenture Trustee in Legal Proceedings.
     The Issuer covenants that (a) in the event that a Default shall be made in the payment of any installment of interest upon any of the Convertible Bonds as and when the same shall become due and payable, and such Default shall have continued for a period of sixty (60) days, or (b) in the event that a Default shall be made in the payment of the principal of any of the Convertible Bonds as and when the same shall have become due and payable, whether at maturity of the Convertible Bonds or in connection with any redemption of the Convertible Bonds, by acceleration or otherwise, and such default shall have continued for a period of sixty (60) days, then, upon demand of the Indenture Trustee, the Issuer will pay to an account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture), for the benefit of the Holders of the Convertible Bonds, the whole amount that then shall have become due and payable on all such Convertible Bonds for principal or interest, as the case may be, with interest upon the overdue principal and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustees, their agents, attorneys and counsel, and all other amounts due the Trustees under Sections 6.05, 6.07 and 7.03. Until such demand by the Indenture Trustee, the Issuer may pay the principal of and interest on the Convertible Bonds to the registered Bondholders, whether or not the Convertible Bonds are overdue.
     In the event that the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered (but not required) to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer and collect in the manner provided by law out of the property of the Issuer wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer under Title 11 of the United States Code, or under any other applicable law, or in the event that a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the property of the Issuer, or in the event that any other judicial proceedings relative to the Issuer upon the Convertible Bonds, or to the creditors or property of the Issuer, then the Indenture Trustee, irrespective of whether the principal of the Convertible Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Convertible Bonds, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Bondholders allowed in such judicial proceedings relative to the Issuer, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Indenture Trustee or the Co-Trustee under Sections 6.05, 6.07 and 7.03, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Bondholders to make such payments to the Indenture Trustee or the Co-Trustee, and, in the event that the Indenture Trustee and the Co-Trustee shall consent to the making of such payments directly to the Bondholders, to pay to such Indenture Trustee or Co-Trustee any amount due to the Indenture Trustee or the Co-Trustee or both for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by them up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Convertible Bonds may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     All rights of action and of asserting claims under this Indenture, or under any of the Convertible Bonds, may be enforced by the Indenture Trustee without the possession of any of the Convertible Bonds, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Convertible Bonds.
     In any proceedings brought by the Indenture Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders of the Convertible Bonds, and it shall not be necessary to make any Holders of the Convertible Bonds parties to any such proceedings.
Section 5.06. Application of Monies Collected by Trustees.
     Any monies collected by the Indenture Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Indenture Trustee for the distribution of such monies, upon presentation of the several Convertible Bonds and upon surrender thereof, if fully paid:

     FIRST: To the payment of all amounts due to the Indenture Trustee and to the Co-Trustee pari passu under Sections 6.05, 6.07 and 7.03;
     SECOND: To the payment of interest on the Convertible Bonds in Default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the either the Indenture Trustee) upon the overdue installments of interest at the rate borne by the Convertible Bonds, such payments to be made ratably to the Persons entitled thereto;
     THIRD: In case the principal of the Outstanding Convertible Bonds shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Convertible Bonds for principal and interest with interest on the overdue principal and (to the extent that such interest has been collected by the Indenture Trustee) upon overdue installments of interest at the rate borne by the Convertible Bonds.
     In the event that such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Convertible Bonds, then to the payment of such principal and interest with preference of priority of principal over interest but no preference of any installment of interest over any other installment of interest, or of any Convertible Bond over any other Convertible Bond, ratably to the aggregate of such principal and accrued and unpaid interest; and
     FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.
Section 5.07. Notification of Distribution.
     At least fourteen (14) days prior to the distribution, the Indenture Trustee, must inform the Bondholders of the date and location on which any payment will be distributed from funds received by such Indenture Trustee as a result of an enforcement action against the Issuer. After the date designated for distribution in the notice, the Bondholders will no longer be entitled to interest on the amounts to be paid and only the remaining principal minus the amounts to be paid will continue to accrue interest.
Section 5.08. Proceedings by Bondholder.
     Subject to the further provisions of this Section 5.08, no Holder of any Convertible Bond shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder.
     Notwithstanding any other provision of this Indenture, the right of any Holder of any Convertible Bond to receive payment of the principal of and accrued interest on such Convertible Bond, on or after the respective due dates expressed in such Convertible Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Notwithstanding any other provision of this Indenture, the right of any Holder of any Convertible Bond to institute suit for the enforcement of the right to convert the Convertible Bond as provided herein, shall not be impaired or affected without the consent of the Holder.
     No one or more Holders of Convertible Bonds shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Convertible Bonds, or to obtain or to seek to obtain priority or preference over any other Holders of Convertible Bonds or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
Section 5.09. Proceedings by Indenture Trustee.
     In case of an Event of Default, the Indenture Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
Section 5.10. Remedies Cumulative and Continuing.
     Except as otherwise provided herein and in the Convertible Bonds, all powers and remedies given hereunder to the Trustees or to the Bondholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustees or the Holders of the Convertible Bonds, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustees or of any Holder of any of the Convertible Bonds to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 5.08, every power and remedy given by this Indenture or by law to the Indenture Trustee or to the Co-Trustee or to the Bondholders may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee, the Co-Trustee or by the Bondholders.
Section 5.11. Direction of Proceedings, Waiver of Defaults by Bondholders and Amendments to Indenture.
     (a) Direction of Proceedings by Bondholders. The Holders of at least seventy-five percent (75%) in aggregate principal amount of the Convertible Bonds at the time Outstanding (and not held by Affiliates of the Issuer) shall have the right to direct in accordance with Section 10.03, the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustees; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustees may take any other action which is not inconsistent with such direction and (c) the Trustees may decline to take any action that would benefit some Bondholder to the detriment of other Bondholders.

     (b) Waiver of Defaults by Bondholders. The Holders of at least seventy-five percent (75%) in aggregate principal amount of the Convertible Bonds at the time Outstanding (and not held by Affiliates of the Issuer), shall have the right (subject to the next paragraph below) to direct, in accordance with Section 10.03, a waiver, on behalf of the Holders of all of the Convertible Bonds, of any past Default or Event of Default hereunder and its consequences.
     Notwithstanding the former paragraph above, the following Defaults may not be waived without the consent of the Holders of all Convertible Bonds then Outstanding or affected thereby: (i) a Default in the payment of interest on, or the principal of, the Convertible Bonds, (ii) a failure by the Issuer to convert any Convertible Bonds into Common Shares, in accordance with the terms of the Convertible Bonds, (iii) a Default in the payment of the redemption premium pursuant to the terms set forth in the Convertible Bonds, or (iv) a Default in respect of a covenant or provisions hereof which under the provisions of the Trust Indenture Act cannot be modified or amended without the consent of the holders of each or all Convertible Bonds then Outstanding or affected thereby.
     Upon any such waiver, the Issuer, the Trustees and the Holders of the Convertible Bonds shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.11, said Default or Event of Default shall for all purposes of the Convertible Bonds and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Subject to this Section 5.11, and the applicable provisions of the Securities Laws and the Trust Indenture Act, the Issuer, the Indenture Trustee and the Co-Trustee are authorized to amend the terms of this Indenture without the prior consent of the Bondholders provided that the Indenture Trustee and the Co-Trustee are satisfied that any such amendment would not adversely affect the rights of the Bondholders, including amendments for the purpose of listing of the Convertible Bonds for trade on the TASE.
Section 5.12. Undertaking to Pay Costs.
     All parties to this Indenture agree, and each Holder of any Convertible Bond by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Indenture Trustee or the Co-Trustee, or both, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than ten percent (10%) in principal amount of the Convertible Bonds at the time Outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Convertible Bond on or after the due date expressed in such

Convertible Bond or to any suit for the enforcement of the right to convert any Convertible Bond in accordance with the conversion provisions provided in the Convertible Bond.
Section 5.13. Delay or Omission Not a Waiver.
     No delay or omission of the Trustees or any Holder of any Convertible Bond to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustees or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Bondholders, as the case may be.
Section 5.14. Indenture and Convertible Bonds Solely Corporate Obligations.
     No recourse for the payment of the principal of or interest on any Convertible Bond, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Convertible Bond, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Convertible Bonds.
ARTICLE VI
THE TRUSTEES
Section 6.01. Duties of the Trustees.
     The Issuer hereby appoints the Indenture Trustee to serve as Indenture Trustee hereunder to satisfy the requirements of the Trust Indenture Act and to perform the duties of the Indenture Trustee designated herein. The Indenture Trustee shall only be considered a trustee for the purposes of compliance with the Trust Indenture Act.
     The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Indenture Trustee or the Co-Trustee from liability for their own negligent action, their own negligent failure to act or their own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act (and, in the case of the Co-Trustee, by the express provisions of Article VII and the Securities Law), and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture, the Trust Indenture Act and/or the Securities Law (as applicable) against the Trustees; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustees, the Trustees may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
     (b) the Trustees shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Indenture Trustee or an Authorized Officer of the Co-Trustee, unless the Trustees were negligent in ascertaining the pertinent facts;
     (c) the Trustees shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Convertible Bonds at the time Outstanding (and not held by Affiliates of the Issuer) or any action duly taken at a meeting of Bondholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustees shall be subject to the provisions of this Section;
     (e) the Trustees shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any paying agent or any records maintained by any co-registrar with respect to the Convertible Bonds;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustees, the Trustees may conclusively rely on their failure to receive such notice as reason to act as if no such event occurred; and
     (g) the Indenture Trustee or Co-Trustee, as the case may be, shall not be deemed to have notice of any Default or Event of Default hereunder unless an Authorized Officer thereof shall have actual knowledge thereof or unless written notice of any event which is in fact such a

Default or Event of Default is received by an Authorized Officer of the Indenture Trustee or the Co-Trustee, as the case may be, and such notice references the Convertible Bonds and this Indenture.
     None of the provisions contained in this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties or in the exercise of any of their rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.
Section 6.02. Rights of Trustees; Reliance on Documents, Opinions, Etc.
     Except as otherwise provided in Section 6.01:
     (a) the Trustees may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustees by a copy thereof certified by the secretary or any assistant secretary of the Issuer;
     (c) the Trustees may each consult with counsel or other professional advisors of its own selection and any such advice so received or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;
     (d) the Trustees shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture, unless such Bondholders shall have offered to the Trustees security or indemnity satisfactory to them against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustees may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (f) the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by them with due care hereunder;
     (g) the Trustees shall not be liable for any action taken, suffered or omitted to be taken by them in good faith and reasonably believed by them to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; delivery of reports, information and documents to the Trustees under Section 3.15 is for informational purposes only and the Trustees’ receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers’ Certificates) except as otherwise required in this Indenture or the terms of the Convertible Bonds;
     (h) the Trustees shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Convertible Bonds;
     (i) in no event shall the Trustees be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond their control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustees shall use reasonable efforts which to resume performance as soon as practicable under the circumstances;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustees including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (k) the Trustees may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (l) the Trustees are not required to give any bond or surety with respect to the performance or their duties or the exercise of their powers under this Indenture or the Convertible Bonds;
     (m) the Trustees will not be liable to any person if prevented or delayed in performing any of their obligations or discretionary functions under this Indenture by reason of any present or future law applicable to them, by any governmental or regulatory authority;
     (n) in the event the Trustees receive inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Convertible Bonds then Outstanding, pursuant to the provisions of this Indenture, the Trustees, in their sole discretion, may determine what action, if any, will be taken and shall not incur any liability for their failure to act until such inconsistency or conflict is, in their reasonable opinion, resolved;
     (o) the Trustees shall not be liable for any error of judgment made in good faith unless it is proved that the Trustees were grossly negligent in ascertaining the pertinent facts;
     (p) the Trustees shall not be liable for any consequential loss (including loss of business, goodwill, opportunity or profit of any kind) of the Issuer; and
     (q) the permissive right of the Trustees to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
Section 6.03. No Responsibility for Recitals, Etc.
     The recitals contained herein and in the Convertible Bonds (except in the authenticating agent’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustees assume no responsibility for the correctness of the same. The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Convertible Bonds. The Trustees shall not be accountable for the use or application by the Issuer of any Convertible Bonds or the proceeds of any Convertible Bonds authenticated and delivered by the authenticating agent in conformity with the provisions of this Indenture.
Section 6.04. Monies to be Held in Trust.
     Subject to the provisions of Section 4.06, all monies received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Indenture Trustee.
Section 6.05. Compensation and Expenses of Indenture Trustee.
     The Issuer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Indenture Trustee, and the Issuer will pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

Section 6.06. Indemnification of Trustees.
     The Issuer covenants to indemnify each of the Indenture Trustee and the Co-Trustee and any predecessor Trustees (or any officer, director or employee of the Trustees), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustees) incurred without negligence, willful misconduct or bad faith on the part of the Indenture Trustee or the Co-Trustee, as applicable, or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder of Convertible Bonds or any other Person) of liability in the premises.
     Neither the Indenture Trustee nor the Co-Trustee shall be required to take any action under this Indenture, except as required by applicable law, to the extent that any amounts are owed to the Indenture Trustee or the Co-Trustee, as applicable, by the Issuer.
     For the avoidance of doubt, neither of the Trustee nor the Co-Trustee shall be denied any indemnification to which it is entitled pursuant to this Section 6.06 as the result of the other’s negligence, willful misconduct or bad faith. The obligation of the Issuer under this Section 6.06 shall survive the satisfaction and discharge of this Indenture.
Section 6.07. Post-Default Expenses of Trustees.
     When the Trustees and their agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(b) or (c) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 6.08. Officers’ Certificate as Evidence.
     Except as otherwise provided in Section 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustees shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustees, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustees.
Section 6.09. Conflicting Interests of Indenture Trustee.
     If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of section 310(b) of the Trust Indenture Act, the Indenture Trustee shall immediately notify the Co-Trustee and the Issuer of same (detailing the circumstances constituting the conflicting interest) and either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.10. Replacement of Indenture Trustee.
     No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.10. The Indenture Trustee may at any time resign by giving written notice of such resignation to the Issuer, the Co-Trustee and to the Holders of Convertible Bonds. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in triplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Indenture Trustee, one copy to the successor trustee and one copy to the Co-Trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Bondholders, the resigning Indenture Trustee may, upon ten (10) Business Days’ notice to the Issuer, the Co-Trustee and the Bondholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, any Bondholder who has been a bona fide Holder of a Convertible Bond or Convertible Bonds for at least six (6) months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.10, the Issuer’s obligations under Sections 6.05 and 6.07 shall continue for the benefit of the retiring Indenture Trustee.
Section 6.11. Removal of Indenture Trustee.
     (a) In case at any time any of the following shall occur:
     (i) the Indenture Trustee shall fail to comply with Section 6.09 after written request therefor by the Issuer or by any Bondholder who has been a bona fide Holder of a Convertible Bond or Convertible Bonds for at least six (6) months; or
     (ii) the Indenture Trustee shall cease to be eligible in accordance with the relevant provisions of Sections 6.14 and shall fail to resign after written request therefor by the Issuer or by any such Bondholder; or
     (iii) the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
     then, in any such case, the Issuer may remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in triplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Indenture Trustee so removed, one copy to the successor trustee and one copy to the Co-Trustee, or, pursuant to Section 10.04(j), the Bondholders convene a meeting to seek to remove the Indenture Trustee and appoint a successor trustee.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.
     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Co-Trustee and to the Issuer. Subject to the qualification of the successor Indenture Trustee under section 3.10 of the Trust Indenture Act, thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. No successor Indenture Trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such Person shall be eligible under the provisions of Section 6.14. The successor Indenture Trustee shall mail a notice of its succession to Bondholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, including any amounts held in an account in its name as trustee, and shall execute and deliver such instruments and such other documents as may reasonably be required to more fully and certainly vest and confirm in the successor Indenture Trustee all such rights, powers, duties and obligations.
     (b) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 6.11 shall become effective upon acceptance of appointment by the successor Indenture Trustee as provided in Section 6.11(d).
     (c) Any successor Indenture Trustee appointed as provided in this Section 6.11 shall execute, acknowledge and deliver to the Issuer, to the Co-Trustee and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Indenture Trustee, the Indenture Trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Sections 6.05 and 6.07, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights and powers of the Indenture Trustee so ceasing to act. Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights and powers. Any Indenture Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such Indenture Trustee as such, except for funds held in trust for the benefit of holders of particular Convertible Bonds, to secure any amounts then due it pursuant to the provisions of Sections 6.05 and 6.07.
     (d) No successor Indenture Trustee shall accept appointment as provided in this Section 6.11(d) unless, at the time of such acceptance, such successor Indenture Trustee shall be qualified under the provisions of Section 6.09 and be eligible under the provisions of Section 6.14.
     Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.11(d), the Issuer (or the former Indenture Trustee, at the written direction of the Issuer)

shall notify or cause the notification of the succession of such Indenture Trustee hereunder to the Holders of Convertible Bonds at their addresses as they shall appear on the Convertible Bond Register. If the Issuer fails to issue such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be issued at the expense of the Issuer. The Issuer shall promptly file an Immediate Report regarding such an event, as provided in the Securities Law, as well as furnish such any other such notices required by applicable securities laws. The Issuer shall promptly deliver to the ISA information pertaining to any matter affecting the Indenture Trustee’s duties hereunder, as and to the extent required by law.
Section 6.12. Successor Trustees by Merger.
     Any corporation into which either of the Trustees may be merged or converted or with which either of them may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee or Co-Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee or Co-Trustee (including any trust created by this Indenture), shall be the successor to the Indenture Trustee or Co-Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee or Co-Trustee, such corporation shall be qualified under the provisions of Sections 6.09 and 7.02(a), as applicable, and shall, in the case of the successor to the Indenture Trustee or Co-Trustee, as applicable, be eligible under the provisions of Sections 6.14 and 7.02(d), as applicable.
     In case at the time such successor to the Indenture Trustee or the Co-Trustee shall succeed to the trusts created by this Indenture, any of the Convertible Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee or the Co-Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee or authenticating agent appointed by such predecessor Indenture Trustee, and deliver such Convertible Bonds so authenticated; and in case at that time any of the Convertible Bonds shall not have been authenticated, any successor to the Indenture Trustee or any authenticating agent appointed by such successor Indenture Trustee may authenticate such Convertible Bonds in the name of the successor Indenture Trustee; and in all such cases such certificates shall have the full force that is provided in the Convertible Bonds or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or authenticate Convertible Bonds in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 6.13. Appointment of Co–Indenture Trustee.
     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust estate hereunder may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-indenture trustee or co-indenture trustees and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Convertible Bonds and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-indenture trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.14 and no notice to Holders of the Convertible Bonds of the appointment of any co-indenture trustee or agent shall be required under Section 6.10 hereof.
     (b) Every co-indenture trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee or the Co-Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or the Co-Trustee and such co-indenture trustee jointly (it being understood that such co-indenture trustee is not authorized to act separately without the Indenture Trustee or the Co-Trustee, as applicable, joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee or the Co-Trustee, as applicable, shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the trust estate hereunder or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-indenture trustee, but solely at the direction of the Indenture Trustee or Co-Trustee, as applicable;
     (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
     (iii) the Indenture Trustee may at any time accept the resignation of or remove any co-indenture trustee.
     (c) Any notice, request or other writing given to the Indenture Trustee, as applicable, shall be deemed to have been given to each of co-indenture trustees, as effectively as if given to each of them. Every instrument appointing any co-indenture trustees shall refer to this Indenture and the conditions of this Article VI. Each co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or Co-Trustee, as applicable, or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee and Co-Trustee. Every such instrument shall be filed with the Indenture Trustee and Co-Trustee.
     (d) Any co-indenture trustee or agent may at any time constitute the Indenture Trustee or Co-Trustee, as applicable, their respective agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on their respective behalf and in their respective name. If any co-indenture trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee or Co-Trustee, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.14. Eligibility; Disqualification of Indenture Trustee.
     There shall at all times be an Indenture Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.14, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.
Section 6.15. Representations, Warranties and Covenants of Indenture Trustee.
     The Indenture Trustee hereby makes the following representations, warranties and covenants on which the Issuer, the Co-Trustee and the Bondholders shall rely:
     (a) the Indenture Trustee is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of Delaware.
     (b) it satisfies the criteria specified in Section 6.14.
     (c) The Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture.
     (d) The execution, delivery and performance by the Indenture Trustee of this Indenture shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) violate any provision of the corporate charter or by–laws of the Indenture Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any property included in the trust estate hereunder pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Indenture Trustee’s performance or ability to perform its duties under this Indenture or the transactions contemplated in this Indenture.
     (e) The execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee.
     (f) This Indenture has been duly executed and delivered by the Indenture Trustee and constitute the legal, valid and binding agreements of the Indenture Trustee, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The Indenture Trustee hereby agrees and covenants that it will not at any time in the future, deny that this Indenture constitute the legal, valid and binding agreement of the Indenture Trustee.
     (g) The Indenture Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the Bondholders under this Indenture.
Section 6.16. Directions to Indenture Trustee.
     The Indenture Trustee is hereby directed to take all other actions as shall be required to be taken by the terms of this Indenture and pursuant to the Trust Indenture Act.
Section 6.17. Coordination Between Trustees.
     (a) Except as duties, rights and obligations are specifically attributed to one of either the Indenture Trustee or the Co-Trustee herein and under any applicable law, the Trustees are to take or refrain from taking all actions in the exercise of the terms of this Indenture by mutual agreement.
     (b) To the extent that the Trustees are unable to agree to take or refrain from taking an action in accordance with Section 6.17(a) in good faith (a “Trustee Disagreement”), either of the Trustees, or both of them, shall be entitled, in their sole discretion, to solicit an action pursuant to Section 10.04 by no less than the Holders of a majority in aggregate principal amount of the Convertible Bonds at the time Outstanding resolving the Trustee Disagreement.
     (c) Upon receipt of any notice, information or other communication provided pursuant to this Indenture that is required to be made to either of the Trustees, the Trustees, if not previously contacted by the other pursuant to this Section 6.17(c), shall as promptly as practicable consult with the other, as applicable,
     (i) to confirm receipt of the notice, information or other communication;
     (ii) transmit such notice, information or other communication to the other if not yet received by the other; and
     (iii) to the extent necessary, the Trustees will consult in accordance with Section 6.17(a).
     (d) Notwithstanding any other provision of this Indenture, neither of the Trustees shall be liable for actions taken by any other Trustee if such actions were (i) the result of negligence or willful misconduct on the part of the other; (ii) an action taken by either of the Indenture Trustee or the Co-Trustee without the knowledge of the other or (iii) an action taken or refrained from being taken by the Indenture Trustee or the Co-Trustee to which the other has stated an objection in writing.

Section 6.18. Preferential Collection of Claims Against Issuer.
     The Indenture Trustee shall comply with the provisions of Section 311(a) of the Trust Indenture Act pertaining to preferential collection of claims against the Issuer, excluding any creditor relationships identified in Section 311(b) of the Trust Indenture Act.
ARTICLE VII
THE CO-TRUSTEE
     The Issuer hereby appoints the Co-Trustee to serve as co-trustee. The Co-Trustee shall have all powers required to fulfill the duties and obligations, including obligations to take actions, under and in accordance with the provision of the Securities Law. Except as expressly set forth in this Article VII, the Co-Trustee, in its capacity as a trustee hereunder, shall not have the duties or obligations, but shall have the rights, of the Trustees set forth in this Indenture and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of the Securities Law. The Co-Trustee shall be the sole trustee hereunder for the purpose of the Securities Law.
Section 7.01. Definition of “Beneficial Holder”.
     (a) In respect to the duties and obligations of the Co-Trustee, any provision set forth in this Indenture relating to Bondholders or Holders of Convertible Bonds shall also apply to Beneficial Holders as required by the Securities Law.
     (b) “Beneficial Holder” means the holder of Convertible Bonds, in a holding defined in the Securities Law, provided, however, that in any matter requiring the identification of a Person as a holder of Convertible Bonds, the definition shall only include a Bondholder and an Unregistered Holder, as defined below.
     (c) “Unregistered Holder” means the holder of an autonomous power-of-attorney from the Registration Company (to which the requirements set forth in Section 10.04(i) above, in relation to the certification of a corporation’s signature pertaining to powers-of-attorney, shall not apply), for a certain number of Convertible Bonds or for a certain sum of par value of Convertible Bonds that are registered in the name of the Registration Company in the Convertible Bond Register (according to which the holder of the Registration Company’s power-of-attorney is not prevented from exercising his discretion to vote).
Section 7.02. Eligibility, Disqualification and Removal of Co-Trustee.
     (a) Eligibility of Co-Trustee. There shall at all times be a Co-Trustee hereunder which shall be a Person that is eligible pursuant to the Securities Law to act as a trustee for debentures issued according to this Indenture.
     (b) Removal of Co-Trustee. If, at any time, the Co-Trustee shall cease to be eligible or to operate as a trustee in accordance with the provisions of the Securities Law, the Issuer shall, subject to the approval of an Israeli court of competent jurisdiction, to the extent such approval is required, appoint a successor Co-Trustee. The Co-Trustee may also be removed as described in Section 10.04(j); Section 10.04(j) shall apply to this Article VII as if such section were described herein.
     (c) Resignation of Co-Trustee. The provisions of the Securities Law shall apply to the term of office of the Co-Trustee, to expiry of that term and to the appointment of a successor Co-Trustee under this Indenture. Subject to the applicable provisions of the Securities Law, the Co-Trustee and any successor Co-Trustee that replaces the Co-Trustee may resign from its office as Co-Trustee after giving notice in writing to the Issuer, the Co-Trustee, the Indenture Trustee and the Bondholders three (3) months in advance, in which the reasons for the resignation shall be specified. Such resignation will come into effect only after it has been approved by a court of competent jurisdiction in the State of Israel and on the date specified in such court approval. The Issuer shall promptly notify the Trustees and the Bondholders of such approval.
     (d) Successor Co-Trustee. Any successor Co-Trustee appointed shall execute, acknowledge and deliver to the Issuer and to its predecessor Co-Trustee an instrument accepting such appointment hereunder and thereupon, subject to the provisions of the Securities Law, such successor Co-Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Co-Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Co-Trustee, the Co-Trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Sections 6.07 and 7.03, execute and deliver an instrument transferring to such successor Co-Trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor Co-Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Convertible Bonds, to secure any amounts then due it pursuant to the provisions of Sections 6.07 and 7.03.
     (e) No successor trustee shall accept an appointment as provided in this Article VII unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of the Securities Law.
     Upon acceptance of appointment by a successor Co-Trustee as provided in this Section 7.02(e), the Issuer shall notify the Bondholders of the succession of such Co-Trustee hereunder. If the Issuer fails to issue such notice within ten (10) days after acceptance of appointment by the successor Co-Trustee, the successor Co-Trustee shall cause such notice to be issued at the expense of the Issuer. The Issuer shall promptly file an Immediate Report regarding such an event, as provided in the Securities Law, as well as furnish any other such notices required under applicable securities laws. The Co-Trustee and the Issuer shall promptly deliver to the ISA information as required by the Securities Law.
Section 7.03. Compensation and Expenses of Co-Trustee.
     The Issuer will pay compensation and expenses to the Co-Trustee with respect to the abovementioned Convertible Bonds as set forth in Exhibit B, which shall be an integral part of this Indenture.

Section 7.04. Co-Trustee Notification of Unclaimed Funds.
     The Co-Trustee shall adopt and employ, at the expense and direction of the Issuer, a reasonable means of notification of repayment including, but not limited to, mailing notice of such repayment to the last address of record for all Holders whose Convertible Bonds have been called, but have not been surrendered, for repurchase or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Trustees or of any Paying Agent.
Section 7.05. Application of Monies by Co-Trustee.
     To the extent that any monies are held by the Co-Trustee for the benefit of the Bondholders, the Co-Trustee shall be entitled, at its own discretion, to waive any obligation to present any certificate evidencing the Convertible Bonds and shall be entitled to maintain any such records of payments in accordance with its sole discretion.
Section 7.06. Meetings of Bondholders.
     Except as set forth above or under the Securities Law, the Co-Trustee shall, at any time, be entitled, but not obligated, to convene a meeting of Bondholders to discuss and receive instructions regarding the Indenture or the rights of the Bondholders. The Issuer must publish an Immediate Report with respect to any such meeting, as required by the Securities Law. The procedures outlined in Section 10.04 of this Indenture shall apply to any such meeting of Bondholders as if such Section 10.04 were a part of this Article VII. The Co-Trustee shall participate, without any voting rights, at all such meetings of Bondholders.
Section 7.07. Event of Default.
     (a) Event of Default. Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) include:
     (i) Failure by the Issuer to pay any amount in connection with the Convertible Bonds within sixty (60) days of its due date; or
     (ii) Appointment of a temporary liquidator by a court or the passage of a resolution for winding the Issuer up (except for the purpose of merger with another company and/or the restructuring of the Issuer, which shall not cause any prejudice to the rights of the Bondholders)) and the failure to cancel the appointment within sixty (60) days; or
     (iii) The occurrence of an event that jeopardizes the rights of the Bondholders. Events that may be considered to jeopardize the rights of Bondholders include:
     (A) imposition of a lien on the Issuer’s material assets and the failure to have the lien lifted within sixty (60) days;

     (B) performance of execution proceedings against the Issuer’s material assets and the failure to lift the proceedings within sixty (60) days;
     (C) appointment of a receiver for the Issuer or its material assets and the failure to cancel the appointment within sixty (60) days;
     (D) stoppage of payments by the Issuer, the giving of notice by the Issuer of its intention to stop payments, the existence of a substantial risk that the Issuer will stop payments, will discontinue its business or that the Issuer will abandon the conduct of its business;
     (E) liquidation or erasure of the Issuer for any reason; and
     (F) occurrence of any other event that, in the opinion of the Co-Trustee, constitutes or may constitute a substantial impairment of the rights of the Bondholders.
     (b) Action by Co-Trustee. Upon the occurrence of any Event of Default, the Co-Trustee may provide such notices and take such actions as required by the Securities Law. The Co-Trustee must provide a copy of any such notice regarding an Event of Default to the Bondholders, the Issuer and the Indenture Trustee.
     (c) Notice. Any notices to Bondholders provided by the Co-Trustee may also be provided to Beneficial Holders, as required by the Securities Law.
     (d) Meetings of Bondholders upon Event of Default. Upon the occurrence of an Event of Default, the Co-Trustee shall convene a meeting of the Bondholders to be held thirty (30) days after the notice of the meeting or such shorter time as the Co-Trustee in its discretion may elect so as to avoid any additional impairment of Bondholder rights. The Bondholders may then, by way of Special Decision (subject to Section 5.04), call for the immediate payment of the Outstanding balance of the Convertible Bonds. A copy of the notice of the meeting shall be sent by the Co-Trustee to the Issuer for the purpose of constituting an advance warning to the Issuer of the Co-Trustee’s intention to act as aforesaid. In the case that such meeting is held upon an Event of Default, the Co-Trustee must send notice to the Issuer and the Indenture Trustee regarding any resolutions passed by the Bondholders at such meeting. Notwithstanding the foregoing, the Co-Trustee may cancel such meeting if such Event of Default shall have been cured by the Issuer prior to such meeting.
Section 7.08. Reports Filed and Prepared By Co-Trustee.
     The Co-Trustee shall prepare an annual report for each year until the settlement of the Convertible Bonds. Such annual report shall include, but not be limited to, (i) details of the proceedings of the Co-Trustee for the past year; and (ii) a report of unusual events connected to the Co-Trustee that occurred during the past year. The Bondholders may review such report at the Corporate Trust Offices of the Co-Trustee during normal working hours. The Co-Trustee shall furnish a copy of such report to the Indenture Trustee, the Issuer and to any Bondholder who so requests in writing. The Issuer shall file such annual report with the Commission, as required by applicable securities laws.

Section 7.09. Representations, Warranties and Covenants of Co-Trustee.
     The Co-Trustee hereby makes the following representations, warranties and covenants on which the Issuer, the Indenture Trustee and the Bondholders shall rely:
     (a) The Co-Trustee is a company limited by its shares and registered in Israel where its principal purpose is to engage in trust business.
     (b) It satisfies the criteria for the appointment and service as a trustee as specified in the Securities Law.
     (c) The Co-Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture.
     (d) The execution, delivery and performance by the Co-Trustee of this Indenture shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Co-Trustee or any of its assets, (ii) violate any provision of the corporate charter or by–laws of the Co-Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any property included in the trust estate hereunder pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Co-Trustee’s performance or ability to perform its duties under this Indenture or the transactions contemplated in this Indenture.
     (e) The execution, delivery and performance by the Co-Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the trust activities of the Co-Trustee.
     (f) This Indenture has been duly executed and delivered by the Co-Trustee and constitute the legal, valid and binding agreements of the Co-Trustee, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The Co-Trustee hereby agrees and covenants that it will not at any time in the future, deny that this Indenture constitute the legal, valid and binding agreement of the Co-Trustee.
     (g) The Co-Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the Bondholders under this Indenture.
Section 7.10. Additional Application of Indenture to Co-Trustee.
     Notwithstanding the foregoing, the duties and obligations of the Trustees described in Section 6.02, Section 6.03 and Section 6.17 shall apply equally to the Co-Trustee.

Section 7.11. Directions to Co-Trustee.
     (a) The Co-Trustee will represent Bondholders with respect to any matter related to the Issuer’s obligations under the Convertible Bonds and the Securities Law, and is obligated to act in the best interest of all Bondholders.
     (b) The Co-Trustee is hereby directed to take all other actions as shall be required to be taken by the terms of this Indenture and pursuant to the Securities Law.
Section 7.12. Co-Trustee Actions.
     (a) In the event that the Issuer does not deposit any of the sums payable to the Co-Trustee pursuant to Section 7.03 above on the date that the Issuer was requested to do so by the Co-Trustee, and the Co-Trustee believes that there is a doubt concerning the Issuer’s ability to cover the expenses involved in taking actions by the Co-Trustee, then the Co-Trustee may immediately call a Beneficial Holders meeting in order to approve an undertaking by the Beneficial Holders to cover the Co-Trustee’s expenses involved in the actions to be taken by the Co-Trustee which undertaking may be effected in any manner described in subsection (c) below. Upon calling such meeting, and until the Beneficial Holders approve such undertaking, the Co-Trustee shall be under no obligation to take such actions, notwithstanding any other direct, indirect or implicit provision in the Indenture, but subject to his duties under the Securities Law.
     (b) The refraining by the Co-Trustee from calling a Beneficial Holders meeting as aforesaid, or the taking by the Co-Trustee of any actions without prior assurance of the coverage of the costs and expenses involved in such actions, shall not be deemed as a waiver by the Co-Trustee of its right to the payment of its remuneration and of the aforesaid costs and expenses or as a waiver of its right as aforesaid to call a Beneficial Holders meeting and to refrain at any time from any action until the aforesaid undertaking is provided by the Beneficial Holders to the Co-Trustee.
     (c) In addition, the Co-Trustee may refrain from taking any action under its duties hereunder, until it receives, to its satisfaction and at its discretion, a letter of indemnification and/or a bank guarantee in Israel and/or payment in kind from the Beneficial Holders, any Beneficial Holder, the Issuer or any other Person acceptable to the Co-Trustee.
ARTICLE VIII
COLLECTION, DISBURSEMENTS AND RELEASES
Section 8.01. Collection of Money.
     Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any Event of Default occurs in the making of any payment or performance under any agreement the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
Section 8.02. Termination Upon Distribution to Bondholders.
     Subject to Section 4.06, this Indenture and the respective obligations and responsibilities of the Issuer and the Trustees created hereby shall terminate upon the distribution to the Bondholders and the Trustees of all amounts required to be distributed pursuant to Article III and as set forth in the Convertible Bonds.
Section 8.03. Surrender of Convertible Bonds Upon Final Payment.
     By acceptance of any Convertible Bond, the Holder thereof agrees to surrender such Convertible Bond to the Issuer promptly, prior to such Bondholder’s receipt of the final payment thereon.
ARTICLE IX
SUPPLEMENTAL INDENTURES
Section 9.01. Supplemental Indentures Without Consent of Bondholders.
     The Issuer, when authorized by the resolutions of the Board of Directors, and the Trustees may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to evidence the succession of another Person to the Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer under this Indenture;
     (b) to add to the covenants of the Issuer such further covenants, restrictions or conditions as the Board of Directors and the Trustees shall consider to be for the benefit of the Holders of Convertible Bonds, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustees upon such Default;
     (c) to provide for the issuance under this Indenture of Convertible Bonds in coupon form (including Convertible Bonds registrable as to principal only) and to provide for exchangeability of such Convertible Bonds with the Convertible Bonds issued hereunder in fully registered form and to make all appropriate changes for such purpose;

     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Convertible Bonds;
     (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Convertible Bonds;
     (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted or the Securities Law; or
     (g) to make any other change that does not adversely affect any right of the Holders of Convertible Bonds under this Indenture.
     Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by its secretary or any assistant secretary authorizing the execution of any supplemental indenture, the Trustees are hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustees shall not be obligated to, but may in their discretion, enter into any supplemental indenture that affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer and the Trustees without the consent of the Holders of any of the Convertible Bonds at the time Outstanding, notwithstanding any of the provisions of Section 9.02 provided, the Indenture Trustee and the Co-Trustee shall have received an Opinion of Counsel stating that such supplemental indenture does not adversely affect any rights of the Bondholders.
Section 9.02. Supplemental Indentures With Consent of Bondholders.
     With the approval of the Bondholders by way of Special Decision at a general meeting of Bondholders, the Trustees may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Convertible Bonds. Provided further, that such supplemental indenture (i) shall not modify any term, covenant or provisions hereof which under the provisions of the Trust Indenture Act cannot be modified or amended without the consent of the Holders of each or all Convertible Bonds then Outstanding or affected thereby; (ii) shall not modify the conversion period, the rate of conversion and provisions related to the distribution of share dividends unless modified by the Issuer by way of an approval from a court of appropriate jurisdiction and in accordance with section 350 of the Israeli Companies Law; and (iii) shall not modify provisions regarding linkage to the Consumer Price Index, as described in the Convertible Bonds.

     Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by its secretary or any assistant secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustees of evidence of the consent of Bondholders as aforesaid, the Trustees shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise, in which case the Trustees may in their discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Bondholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Section 9.03. Execution of Supplemental Indentures.
     In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate from the Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustees may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or Co-Trustee’s respective rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 9.04. Effect of Supplemental Indenture.
     Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Convertible Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustees, the Issuer and the Bondholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.05. Reference in Convertible Bonds to Supplemental Indentures.
     Convertible Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustees shall, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Issuer or the Trustees shall so determine, new Convertible Bonds so modified as to conform, in the opinion of the Trustees and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the duly appointed authenticating agent in exchange for Convertible Bonds then Outstanding.

ARTICLE X
MISCELLANEOUS
Section 10.01. Compliance Certificates and Opinions, etc.
     Upon any application or request by the Issuer to the Trustees to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustees an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if required, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
Section 10.02. Form of Documents Delivered to Trustees
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or other appropriate Person, stating that the information with respect to such factual matters is in the possession of the Issuer or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Whenever in this Indenture, in connection with any application or certificate or report to the Trustees, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustees’ right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Section 10.03. Acts of Bondholders.
     (a) Prior to the listing of the Convertible Bonds on the TASE, each request, demand, authorization, direction, notice, consent, waiver or other action by Bondholders hereunder shall be accomplished by either unanimous written consent of the Bondholders or pursuant to a vote at a Bondholders’ meeting. Following the listing of the Convertible Bonds on the TASE, each request, demand, authorization, direction, notice, consent, waiver or other action by Bondholders hereunder shall only be accomplished pursuant to a vote at a Bondholders’ meeting.
     (b) The record ownership of Convertible Bonds shall be proved by the Convertible Bond Register.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Convertible Bonds shall bind the Holder of every Convertible Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustees or the Issuer in reliance thereon, whether or not notation of such action is made upon such Convertible Bond.
Section 10.04. Meetings of Bondholders.
     (a) Meetings called by Indenture Trustee. At any time, the Indenture Trustee is entitled, but is not obligated, to convene a meeting of the Bondholders to discuss and receive instructions regarding the Indenture or the rights of the Bondholders. In the event that a meeting is called by the Indenture Trustee, the Issuer must publish an Immediate Report as required by Israeli law.
     (b) Meetings Called by Issuer. The Issuer is entitled to convene a meeting of the Bondholders. In addition, the Issuer is required to convene a meeting of the Bondholders at the written request of the Indenture Trustee or the Holders of at least ten percent (10%) of the Outstanding principal of the Convertible Bonds. If the meeting is convened by the Issuer, the

Issuer must immediately send written notification to the Trustees concerning the place, date and time on which the meeting will take place and the topics to be discussed at the meeting and publish an Immediate Report as required by Israeli law.
     (c) Notice of Meeting. The Bondholders and the Trustees must be given at least fourteen (14) days advance written notice concerning the place, date and time of the meeting and the topics to be discussed at the meeting. If the meeting is held by invitation of the Indenture Trustee, fourteen (14) days notice must be sent to the Issuer and to the Co-Trustee. If a Special Decision will be reached at the meeting, however, then at least twenty-one (21) days advance notice must be given and the notice must detail the nature of the proposed Special Decision. The Indenture Trustee will be entitled to shorten the period required for notice if the Indenture Trustee decides that the postponement of the meeting will impair the Bondholders’ rights. Notice of the meeting shall be provided pursuant to Section 10.06. No action duly taken at a meeting of Bondholders in accordance with the provisions related to the meeting of Bondholders will be discharged merely by reason of the inadvertent failure to provide notice to less than ten percent (10%) of the Outstanding principal of the Convertible Bonds, or the failure of less than ten percent (10%) of the Outstanding principal of Convertible Bonds to receive notice, provided that the Issuer publishes Immediate Report thereafter of all actions taken at the meeting.
     (d) Special Decisions. A “Special Decision” means a decision adopted, after the pertinent quorum requirements are met, upon the affirmative vote of at least seventy five percent (75%) of the votes cast, which shall be required with respect to the following matters: (i) any modification to the Indenture or the terms of the Convertible Bonds, (ii) any arrangement or reorganization of the Issuer, (iii) any repair, modification, or fundamental change to the Bondholders’ rights, whether those rights are derived from the Convertible Bonds, the Indenture or elsewhere or from any fundamental compromise or waiver of those rights or (iv) a Special Decision regarding an immediate payment of the Convertible Bonds.
     (e) Chairman of the Meeting. The Indenture Trustee will appoint a Chairman of the meeting. If the Indenture Trustee does not appoint a Chairman or if the person appointed by the Indenture Trustee is absent from the meeting, the Bondholders present at the meeting in person or by proxy will select a Chairman. The Chairman will ensure the taking of the minutes of the meeting and record such minutes in the minutes book. With the consent of the holders of the majority of the Outstanding principal of the Convertible Bonds present at the meeting in person or by proxy, at which a legal quorum was present, the Chairman is entitled to postpone the meeting from time to time and from place to place as the Bondholders decide. The Chairman is obligated to postpone the meeting if required by a vote of the Bondholders.
     (f) Quorum. A Bondholders meeting will open after it has been proven that there is a legally required quorum. A quorum must be met at any meeting for any action to be taken by the Bondholders. A legal quorum will be constituted if at least two (2) Holders of at least ten percent (10%) (jointly or severally) of the Outstanding principal of the Convertible Bonds (who are not held by the Issuer’s Affiliates) are present in person or by proxy. A legal quorum in a Bondholders’ meeting convened in order to reach a Special Decision, will be constituted if the Holders of at least fifty percent (50%) of the Outstanding principal of the Convertible Bonds, held by Persons who are not the Issuer’s Affiliates, are present in person or by proxy. In the case of a postponed meeting, only two (2) Bondholders, regardless of the principal amount of Convertible Bonds held by them, must be present in person or by proxy to constitute a legal quorum. In the case of a postponed meeting where a Special Decision is to be voted upon, however, the Holders of ten percent (10%) of the Outstanding principal of Convertible Bonds, held by Persons who are not considered the Issuer’s Affiliates, must be present in person or by proxy to constitute a legal quorum.
     (g) Postponements. If a quorum is not present within one-half hour from the time set for the meeting, then a legal quorum is not present and the meeting will be postponed to the same day and time one week later at the same place. No additional notice will be required for this postponement. If one week later is not a Business Day, then the postponed meeting will be held on the next day that is a Business Day unless the party calling the meeting chooses a different time, date or place. In this event, the party calling the meeting must give seven (7) days advanced notice of the postponed meeting in the same manner as the original notification. The notification regarding postponement must also state that if there is not a legal quorum at the postponed meeting then two (2) Bondholders present in person or by proxy, without regards to the principal amount of Convertible Bonds represented at the meeting, will constitute a legal quorum. If a meeting is postponed at the direction of the Chairman for ten (10) days or more, then notice regarding the postponed meeting must be given in an identical manner as the original meeting. Only matters which would have been discussed at the original meeting will be discussed at a postponed meeting.
     (h) Voting and Adoption of Proposals. Each Bondholder will receive one vote for each 1.00 NIS in Outstanding principal held by the Bondholder. The Bondholder may vote a portion of its votes in favor of a proposal, a portion of its votes against a proposal and abstain from voting any portion of its votes, as it deems fit. For non-Special Decisions and once a quorum is met, a proposal will be adopted upon the affirmative vote of a majority of the votes cast. For Special Decisions and once a quorum for the Special Decision is met, a proposal will be adopted upon the affirmative vote of at least seventy-five percent (75%) of the votes cast. The Chairman’s decision that a vote has been reached, the recording of the matter in the minutes of the meeting, and the signing of the minutes by the Chairman will serve as irrefutable evidence of the decision.
     Notwithstanding the above, Convertible Bonds, while held by any Affiliate of the Issuer, shall bear no voting rights.
     (i) Proxies and Procedures for Voting. Bondholders will also be entitled to vote at each meeting by proxy. A letter appointing a proxy to vote on behalf of a Bondholder must be in writing and signed by the Bondholder or its representative. If the Bondholder is a corporation, the appointment must be made through a written authorization, must be lawfully signed by the corporation, and notarized or authenticated by an Israeli lawyer. A corporation may execute a power of attorney to any person to act as its representative at the meeting. A proxy need not be a Bondholder. The votes cast by a proxy according to the document appointing him as proxy will be valid even if the Bondholder is declared dead or incompetent, the written appointment is voided or the Convertible Bond for which the proxy was appointed has been transferred, unless the notification regarding the incompetency, death, nullification or transfer is received at the Issuer’s registered office prior to the date of the meeting.

     The procedure for obtaining proxies for voting at the Bondholders’ meetings, if and insofar as no detailed directives and/or arrangements exist, shall be determined by the bylaws of the TASE Clearing House with respect to voting rights at Bondholders’ meetings for companies incorporated outside of Israel whose securities are listed on the TASE. The following procedures shall apply, with respect to the convening of a general meeting of the Bondholders, to the obtaining of proxies by the Bondholder in favor of any Beneficial Holder:
A Beneficial Holder in whose favor Convertible Bonds are registered with a member of the TASE on the record date, whose Convertible Bonds are among the Convertible Bonds registered in the name of the Registration Company and who shall wish to vote at a general meeting of the Bondholders, shall approach such TASE member with whom his right to a Convertible Bond is registered as aforesaid and request that such TASE member take action, via the TASE Clearing House, to obtain a power-of-attorney from the Registration Company, in his own name or in the name a representative on his behalf.
A Beneficial Holder, in whose favor a Convertible Bond is registered with a TASE member on the record date, may only participate in and vote at the meeting if he shows a power-of-attorney as aforesaid, and may not participate in the meeting merely by proving his ownership of the Convertible Bonds from the TASE member regarding his holdings of the Convertible Bonds on the record date.
The Registration Company shall approach the TASE Clearing House and request that the TASE Clearing House certify that the requests for powers-of-attorney, which were transferred thereto as aforesaid, according to a list of the requested quantity at each TASE member, were in fact held on the date of record for the purpose of the meeting by the TASE members as specified in the list. After receiving the TASE Clearing House’s certification as aforesaid, the Registration Company shall deliver to such Persons a power-of-attorney according to the power-of-attorney requests, in which the Registration Company shall authorize each of these attorneys-in-fact to vote at such meeting, according to his own discretion, without including any restriction on exercising his own discretion at the vote, for the total par value of Convertible Bonds held by such Beneficial Holder and shall further specify that each of the aforesaid may, until the date of the meeting, deliver to the Issuer a power-of-attorney on his behalf, under which he authorizes another Person to vote in his name.
If and insofar as detailed directives and/or arrangements are specified in the bylaws of the TASE Clearing House in relation to voting at the meetings of companies incorporated outside of Israel and whose securities are listed on TASE, such directives and/or arrangements shall apply.
     (j) Removal of Trustees. Holders of ten percent (10%) of the Outstanding principal of the Convertible Bonds are authorized to convene a general meeting of Convertible Bondholders to pass a resolution to relieve any of the Trustees of their position and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10)

days after notice to the Issuer of such nomination, the Issuer objects thereto, in which case the removed trustee or any Bondholder, or if such removed trustee or any Bondholder fails to act, the Issuer, upon the terms and conditions and otherwise as in Section 6.10 may petition any court of competent jurisdiction for an appointment of a successor trustee. Such resolution must receive the affirmative vote of the representatives of at least fifty percent (50%) of the Outstanding principal of the Convertible Bonds to be approved.
     (k) Class Meetings. The Trustees shall examine the need to convene class meetings in cases where different interests exist among the Bondholders, according to the circumstances of the case. The Issuer and the Trustees shall act to convene class meetings of the Bondholders according to the provisions of the Securities Law, and the regulations and directives promulgated thereunder.
     (l) Location of Meetings. All meetings of Bondholders shall be held in Israel.
Section 10.05. Notices, etc., to Indenture Trustee and Others.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Bondholders is to be made upon, given or furnished to or filed with:
     (i) the Indenture Trustee or the Co-Trustee by any Bondholder or by the Issuer or by any Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and the Co-Trustee by registered or certified mail at each of their respective Corporate Trust Offices, or
     (ii) the Issuer by the Trustees or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed first–class, postage prepaid or by registered mail to the Issuer addressed to: TopSpin Medical, Inc., 2 Yodfat Global Park, Lod, Telephone Number: 08-9200033, Fax Number: 08-9281233, Attention: Eyal Kolka, Secretary, or at any other address previously furnished in writing to the Trustees by the Issuer. The Issuer shall promptly transmit any notice received by it from the Bondholders to the Trustees.
Section 10.06. Notices to Bondholders; Waiver.
     Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if the notice is both published in two (2) common Israeli newspapers of wide circulation in Hebrew and sent by mail to each Bondholder’s last known address as written in the Convertible Bond Register and, if such notice is from the Issuer to the Bondholders, for so long as any Convertible Bonds are listed on the TASE and the rules thereof so require, notices will also be given by an Immediate Report filed with the ISA and TASE. Any notice sent as specified will be considered as delivered to the Bondholder on the day of publication or three (3) days after the dispatch of the registered mail, whichever is later. The Issuer, upon request of the Co-Trustee, shall also file Immediate Reports on behalf of the Co-Trustee for the purpose of giving notice to the Bondholders. Copies of any notification by the Issuer or the Trustees to the Bondholders must also be sent to the Trustees or to the Issuer pursuant to Section 10.05.
     In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustees but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustees shall be deemed to be a sufficient giving of such notice.
          Section 10.07. Alternate Payment and Notice Provisions.
     Notwithstanding any provision of this Indenture or any of the Convertible Bonds to the contrary, the Issuer may enter into any agreement with any Holder of a Convertible Bond providing for a method of payment, or notice by the Indenture Trustee or Co-Trustee to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustees a copy of each such agreement and the authorized Paying Agent will cause payments to be made and the Indenture Trustee or Co-Trustee, as applicable, will cause such notices to be given in accordance with such agreements.
          Section 10.08. Effect of Headings.
     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
          Section 10.09. Successors and Assigns.
     All covenants and agreements in this Indenture and the Convertible Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustees in this Indenture shall bind their respective successors, co–trustees and agents.
          Section 10.10. Severability.
     In case any provision in this Indenture or in the Convertible Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.11. Benefits of Indenture.
     Nothing in this Indenture or in the Convertible Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Issuer’s assets, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 10.12. Legal Holidays.
     In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Convertible Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
          Section 10.13. Governing Law and Venue.
     (a) THIS INDENTURE, EACH SUPPLEMENTAL INDENTURE AND THE CONVERTIBLE BONDS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EXCLUSIVE VENUE, RELATING TO ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, OR ANY CONVERTIBLE BONDS ISSUED PURSUANT HERETO, SHALL BE IN THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA. EACH PARTY AGREES THAT SERVICE OF COMPLAINT OR OTHER PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, OR DETERMINED IN ACCORDANCE WITH, SECTION 10.05 HEREOF.
     (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13(b).
     (c) Notwithstanding the forgoing, any provision of this Indenture or any supplemental indenture relating to the Co-Trustee, including any right, duty, obligation, action or omission of the Co-Trustee, which is subject to the Securities Law, shall be governed by the Securities Law.

          Section 10.14. Counterparts.
     This Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 10.15. Issuer Obligation.
     No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Co-Trustee or the Indenture Trustee on the Convertible Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Co-Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Co-Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Co-Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Co-Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Co-Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
          Section 10.16. Conflict with Trust Indenture Act.
     If any provision contained in this Indenture limits, qualifies or conflicts with another provision herein that is required to be included in this Indenture pursuant to any of the provisions of the Trust Indenture Act, such required provision shall control. Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless explicitly excluded by this Indenture) are a part of and govern this Indenture whether or not physically contained herein.
          Section 10.17. Inspection; Confidentiality.
     The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and the Co-Trustee, during the Issuer’s normal business hours, and in a manner that does not unreasonably interfere with the Issuer’s normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. The Trustees shall and shall cause their respective representatives, their legal counsel and its auditors to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustees may reasonably determine that such disclosure is consistent with its obligations hereunder and under applicable law. Notwithstanding anything to the contrary contained herein, all parties to which this Indenture relates may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such investors relating to such tax treatment and tax structure. For purposes of this paragraph, the terms “tax treatment,” “tax structure,” and “tax analyses” have the meaning given to such terms under United States Treasury Regulation section 1.6011-4(c).
          Section 10.18. Limitation of Liability.
     It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Indenture Trustee, in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances, other than negligence, willful misconduct or bad faith on the part of Wilmington Trust Company, shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.
          Section 10.19. Complete Agreement.
     This Indenture shall constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and no agreement, whether written or oral, prior to the date hereto shall be of any force or effect.
          Section 10.20. [Reserved].
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Co-Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

TOPSPIN MEDICAL, INC.

By:	/s/ Erez Golan

Name:	Erez Golan

Title:	CEO

By:	/s/ Eyal Kolka

Name:	Eyal Kolka

Title:	CFO

     IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Co-Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Geoffrey J. Lewis

Name:	Geoffrey J. Lewis

Title:	Financial Services Officer

     IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Co-Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

ZIV HAFT TRUSTS COMPANY LTD., as the Co-Trustee

By:	/s/ Giyora Luftig

Name:	Giyora Luftig

Title:	General Manager

By:	/s/ Ram Sebty

Name:	Ram Sebty

Title:	Deputy General Manager

EXHIBIT A
FORM OF CONVERTIBLE BOND

[FORM OF FACE OF SECURITY]

No. 2	50,000,000 NIS
6% Series A Convertible Bonds due November 30, 2009
          TOPSPIN MEDICAL, INC., a Delaware corporation, promises to pay to the Registration Company of Bank Hapaolim Ltd., or its registered assigns, as the record holder, the principal sum of 50,000,000 NIS on November 30, 2009.

Annual Interest Payment Date:	November 30
Record Date:	November 18
1.	The Series A Convertible Bonds issued under this Certificate are convertible into shares of TopSpin Medical, Inc. common stock, par value $0.001.

2.	The principal and interest payments payable on the Series A Convertible Bonds will be adjusted according to the Israeli Consumer Price Index for October 2006, as published on November 15, 2006.

3.	The Series A Convertible Bonds are subject to the terms and conditions set forth in the overleaf conditions on the opposite side of this Certificate.

4.	Each Series A Convertible Bond will have equal standing with respect to security (pari passu) with every other Series A Convertible Bond and will not hold senior or preferential rights over any other Series A Convertible Bond.

5.	The Series A Convertible Bonds have been issued with original issue discount at a purchase price equal to 95% of the nominal value of the Convertible Bonds which represents the difference between its stated redemption price at maturity (the sum of all payments to be made on the Convertible Bonds other than interest and indexation differentials) and its issue price.
IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

TOPSPIN MEDICAL, INC.

By:		By:

Name:	Erez Golan	Name:	Eyal Kolka
Title:	Chief Executive Officer	Title:	Chief Financial Officer and Secretary

WILMINGTON TRUST COMPANY’S CERTIFICATE OF AUTHENTICATION	WILMINGTON TRUST COMPANY,
Dated:	as Authenticating Agent certifies that this is one of Convertible Bonds referred to in the Indenture

By:

Authorized Signatory

THIS CONVERTIBLE BOND CERTIFICATE IS ONE OF A DULY AUTHORIZED ISSUE OF CONVERTIBLE BOND CERTIFICATES OF TOPSPIN MEDICAL, INC., DESIGNATED AS ITS SERIES A CONVERTIBLE BONDS, ALL ISSUED UNDER THE INDENTURE DATED AS OF JULY 10, 2007 BETWEEN TOPSPIN MEDICAL, INC., WILMINGTON TRUST COMPANY, AS INDENTURE TRUSTEE AND ZIV HAFT TRUSTS COMPANY, LTD., AS CO-TRUSTEE, TO WHICH INDENTURE AND ALL INDENTURES SUPPLEMENTAL THERETO REFERENCE IS HEREBY MADE FOR A STATEMENT OF THE RESPECTIVE RIGHTS AND OBLIGATIONS THEREUNDER OF TOPSPIN MEDICAL, INC., THE INDENTURE TRUSTEE , THE CO-TRUSTEE AND THE BONDHOLDERS. THE SERIES A CONVERTIBLE BONDS ARE SUBJECT TO ALL TERMS OF THE INDENTURE. CAPITALIZED BUT UNDEFINED TERMS SHALL HAVE THE MEANINGS SET FORTH IN THE INDENTURE.
THE CONVERTIBLE BOND EVIDENCED HEREBY AND THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION WITH RESPECT TO THE SECURITIES SO OFFERED OR SOLD IN EFFECT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER) THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THIS CONVERTIBLE BOND MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
THIS CONVERTIBLE BOND IS A CONTINGENT PAYMENT DEBT INSTRUMENT AS DEFINED IN TREASURY REGULATION SECTION 1.1275-4(a) AND INTEREST IS TAKEN INTO ACCOUNT FOR TAX PURPOSES UNDER THE METHOD FOR DEBT INSTRUMENTS NOT SUBJECT TO THE NONCONTINGENT BOND METHOD AS PROVIDED IN TREASURY REGULATION SECTION 1.1275-4(C). PLEASE CONTACT EYAL KOLKA, CFO OF THE ISSUER, AT 972-8-9259002 FOR THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NONCONTINGENT COMPONENT OF THE INSTRUMENT AND FOR THE AMOUNT OF INTEREST AND PRINCIPAL ON ANY CONTINGENT PAYMENTS MADE ON THIS INSTRUMENT.

[REVERSE OF SECURITY]
OVERLEAF CONDITIONS
6% Series A Bond due November 30, 2009
General Terms of the Convertible Bonds
1.	Principal. The Series A Convertible Bonds (the “Convertible Bonds”) mature on November 30, 2009, at which time TopSpin Medical, Inc. (the “Issuer”) must make a single payment in cash of all Outstanding principal.

2.	Interest. The Convertible Bonds bear an annual interest rate of 6%, to be calculated on the basis of 365 days per year and paid once per year on November 30, 2007 through November 30, 2009 inclusively. In addition, the annual interest rate for the period from November 23, 2006 until November 30, 2007 will be increased by one and three quarters percent (1.75%). The first interest payment will be made on November 30, 2007 for the period beginning on November 23, 2006; accordingly, the first interest payment will be at a rate of 7.8986%. The last interest payment will be made on November 30, 2009, together with the payment of Outstanding principal, upon surrender of the Convertible Bond certificate to the Issuer.

3.	Linkage to Consumer Price Index. The principal and interest amounts payable on the Convertible Bonds are linked to the Israeli Consumer Price Index (as published by the Central Bureau of Statistics and Economic Research in Israel). If, on the date of payment of any interest or principal, the Consumer Price Index on that date is higher than the Basic Index, then the Issuer must pay an increased amount on the principal or interest according to the same ratio as the change in the Consumer Price Index on the date of payment over the Basic Index and if the Consumer Price Index on that date is lower than the Basic Index, then the interest or principal payment will not be adjusted.
a.	The Consumer Price Index means the Israeli Consumer Price Index, including vegetables and fruits, as published by the Central Bureau of Statistics and Economic Research in Israel, including the said index even if published by another official entry or organization, and also including any other official index superseding it, regardless of whether or not based on the same data as the current index. If superseded by another index published by such entity or organization and that entity or organization has not determined the ratio between the new and old index, the said ration shall be determined by the Central Bureau of Statistics and, in the absence of such ratio, the determination shall be made in consultation with economists to be elected by it as the ratio between the two indices.

b.	Basic Index means the Consumer Price Index for October 2006, as published on November 15, 2006.
4.	Tax. The lawful tax will be deducted from each payment of interest.

5.	Conversion. The Convertible Bonds may be converted into shares of the Issuer’s common stock, par value $0.001 (“Common Stock”), on any day on which the TASE is open for trading (“trading day”) after the listing of the Convertible Bonds on the TASE until November 14, 2009, inclusively, except that the Convertible Bonds may not be converted between November 15 and November 30 of each year of 2007 and 2008 inclusively. The Convertible Bonds may not, in any circumstances, be converted into shares of Common Stock prior to the listing of the Convertible Bonds for trade on the TASE. The Convertible Bonds may not be converted into shares of Common Stock before the listing of the Convertible Bonds for trade on the TASE.

6.	Surety. The Convertible Bonds shall have the same surety level between one another with regard to the liabilities of the Issuer and no Convertible Bond will take priority or preference over another Convertible Bond.

7.	Amounts Paid as Purchase Price. The amounts paid by the Bondholders in consideration for the receipt of the Convertible Bonds shall be held in accordance with the Indenture and transferred to the Issuer after such time that the Convertible Bonds have been listed for trade on the TASE.

8.	Definitions. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.
Mandatory Conversion
1.	Timing. At any time after completion of thirty (30) trading days from the date of the Private Placement and subject to the completion of the listing of the Convertible Bonds for trade on the TASE and subject to the occurrence of the one of the conditions stipulated below, and until November 30, 2009, inclusively, the Issuer may, in its sole discretion, require the Bondholders to make a mandatory conversion of the Convertible Bonds into shares of Common Stock.

2.	Notice. A notice of any mandatory conversion must be published at least thirty (30) days and no more than forty-five (45) days prior to the conduct of a mandatory conversion and also must be given to the Israeli Securities Authority and the TASE.

3.	Conditions Required to Affect a Mandatory Conversion. The Bondholders may only be compelled to make a mandatory conversion of the Convertible Bonds into shares of Common Stock after the occurrence of one of two circumstances.

First, the Bondholders may be compelled to convert the Convertible Bonds into shares of Common Stock if the weighted average of the closing price of the shares of the Common Stock on the TASE over the previous thirty (30) trading days prior to the issuance of the notice of mandatory conversion was above 1.00 NIS per share. The weighted average share price is obtained by dividing, (i) the product of the closing price of the shares of the Common Stock, as reported by the TASE, and the trading volume in NIS for each of the last thirty (30) trading days by (ii) the total trading volume in NIS on the TASE during the last thirty (30) trading days. For example, the weighted average share price shall be calculated as follows (the following description is intended solely as an example and no conclusions should be derived from it with regard to the expected or assumed share price as of the conversion date): If there were 5 different prices on the TASE over the previous thirty (30) trading days (each of them prevailing for six days): (1) 1.00 NIS (trading volume—1,000,000 NIS), (2) 1.1 NIS (trading volume—2,000,000 NIS), (3) 1.2 NIS (trading volume—1,500,000 NIS), (4) 1.3 NIS (trading volume—2,500,000 NIS), and (5) 1.4 NIS (trading volume—1,000,000 NIS), then the calculation would be made as follows: 1.00 NIS times 1,000,000 NIS times 6, plus 1.1 NIS times 2,000,000 NIS times 6, plus 1.2 NIS times 1,500,000 NIS times 6, plus 1.3 NIS times 2,500,000 NIS times 6, plus 1.4 NIS times 1,000,000 NIS times 6. This calculation totals 57,900,000. The total trading volume on the thirty (30) trading days was 48,000,000 NIS (1,000,000 NIS times 6, plus 2,000,000 NIS times 6, plus 1,500,000 NIS times 6, plus 2,500,000 NIS times 6, plus 1,000,000 NIS times 6). Thus, the weighted average share price equals 1.206 NIS (57,900,000 divided by 48,000,000 NIS).

Second, the Bondholders may also be compelled to convert the Convertible Bonds into shares of Common Stock if the total accumulated revenues from the sale of the Issuer’s products, as reported in the Issuer’s quarterly or annual financial statements, equals or exceeds 15,000,000

NIS. The Issuer may require a mandatory conversion under this second circumstance starting from the later of two times: (1) the date of the achievement of the 15,000,000 NIS target or (2) May 31, 2008, the later of these two times being referred to as the start of revenues-triggered conversion. The latest date that the mandatory conversion may occur in this second circumstance is four (4) months after the start of revenues-triggered conversion.

4.	Mandatory Conversion Rate. The number of shares of Common Stock that each Bondholder shall be entitled to receive upon the occurrence of a mandatory conversion is dependent upon the mandatory conversion rate and the circumstances under which the Issuer became entitled to effect a mandatory conversion. If the Issuer is entitled to affect a mandatory conversion because the weighted average of the closing price of its Common Stock exceeded 1.00 NIS per share, then each Bondholder will receive one share of Common Stock for every 0.84 NIS held in Convertible Bonds. If the Issuer is entitled to effect a mandatory conversion because the total accumulated revenues from the sale of the Issuer’s products has equaled or exceeded 15,000,000 NIS, then the number of shares of Common Stock into which the Convertible Bonds will convert will be determined by dividing (1) the amount in NIS in Convertible Bonds held by the Bondholder by (2) the weighted average share price, as noted above, less 10%. If the conversion rate exceeds the closing price of the Issuer’s Common Stock, as reported by the TASE, on the trading day immediately preceding the notification of mandatory conversion, however, the Issuer will not be entitled to affect the mandatory conversion on that date. Also, in no event, may the conversion rate be greater than 0.84 per share of Common Stock.

5.	Notification regarding Mandatory Conversion. At least thirty (30) and no more than forty-five (45) days prior to the date of performance of a mandatory conversion, the Issuer must issue an Immediate Report to notify the TASE, the Israeli Securities Authority and the Trustees of the mandatory conversion. The notice must contain the following information: (a) the date of the satisfaction of the condition that entitled the Issuer to affect the mandatory conversion, (b) the date of the mandatory conversion, (c) the record date for the mandatory conversion, (d) the applicable mandatory conversion rate and (e) the background regarding the satisfaction of the condition that entitled the Issuer to affect the mandatory conversion. This notice must be signed by the Chief Executive Officer of the Issuer.

6.	Additional Provision. No Bondholder will be entitled to collect any interest payments on any Convertible Bonds converted into shares of Common Stock pursuant to a mandatory conversion prior to the record date entitling such interest payments.
Voluntary Conversion
1.	Conversion Period. Beginning on the date that the Convertible Bonds are listed for trade on the TASE, the Convertible Bonds may be converted into shares of Common Stock at the option of the Bondholder. The conversion exercise period ends on November 14, 2009 inclusively, except that no conversions may occur during the periods from November 15-30, 2007, inclusively, or November l5-30, 2008, inclusively.

2.	Conversion Rate. Every 0.84 NIS of principal amount of Convertible Bonds held by a Bondholder may be voluntarily converted into one (1) share of Common Stock, subject to certain adjustments. The adjustments relevant to the conversion of the Convertible Bonds are:

(a)	if, prior to the end of the conversion period and prior to the conversion of the Convertible Bonds, the Issuer sets a record date for the payment of share dividends on the Issuer’s Common Stock, the conversion rate will increase, such that the Bondholders, upon conversion, will be entitled to receive the shares that each originally would have received upon conversion and additional dividend shares. The dividend shares to be received upon conversion will have equal rights to all other shares of the Issuer’s Common Stock. The conversion rate will not increase in the event of any offerings of the Issuer’s Common Stock other than through the issuance of stock dividends or pursuant to a rights offering as described in subsection (b) below. In addition, no Bondholder will be entitled to receive fractional shares due to the issuance of stock dividends. The provisions in section (3) below will apply. The adjustment of the conversion ratio due to the payment of stock dividends is non-modifiable by the Bondholders, the Trustees or the Issuer.

(b)	if, prior to the end of the conversion period and prior to the conversion of the Convertible Bonds, the Issuer’s common stockholders are offered securities of any kind through a rights offering that reflects a benefit to the common stockholders and for which the record date is prior to the end of the conversion period, then the conversion rate will increase such that the Bondholders, upon conversion, will be entitled to receive an increased number of shares of Common Stock. The new conversion rate will be (i) the original conversion rate multiplied by (ii) the ratio between the closing price of the Issuer’s shares of Common Stock on the record date of the rights offering and the opening price of the Issuer’s shares of Common Stock on the first day after the record date, which is known as the ex. date; and

(c)	if, prior to the end of the conversion period and prior to the conversion of the Convertible Bonds, the Issuer distributes a cash dividend, then, then the conversion rate will increase such that the Bondholders, upon conversion, will be entitled to receive an increased number of shares of Common Stock. The new conversion rate will be (i) the original conversion rate multiplied by (ii) the ratio between the closing price of the Issuer’s shares of Common Stock on the record date for the cash dividend and the opening price of the Issuer’s shares of Common Stock on the first day after the record date, which is known as the ex. date. The Issuer must give notice of the adjusted conversion rate no later than the ex. date.

3.	Fractional Shares. A Bondholder does not have any rights to receive fractional shares upon conversion. A trustee will be designated by the Issuer for the purpose of selling such fractional shares and distributing the proceeds from such sales to the Bondholders that would otherwise have received fractional shares upon conversion. After the number of fractional shares owed to Bondholders has accumulated to a number of shares of Common Stock that would be sufficient for trade on the TASE, taking into account the costs associated with the transaction, then within thirty (30) days after such accumulation, the trustee appointed for such purpose will sell the shares on the TASE. The proceeds of such sale must be distributed to the Bondholders that otherwise would have received fractional shares within fourteen (14) days after the sale. In no case, however, will a check of less than 50.00 NIS be sent to the former Bondholder and such amounts less than 50.00 NIS may be obtained at the Issuer’s registered office.

4.	Procedure for Voluntary Conversion. To affect a voluntary conversion, a Bondholder must submit a Notification of Conversion which consists of (1) a written request for conversion, on a form to be determined by the Issuer and (2) the certificate evidencing ownership of the Convertible Bonds to be converted. A Notification of Conversion may request the conversion of more than one Convertible Bond certificate. Such Notification of Conversion must be delivered to the Issuer at its registered office directly or through a member of the TASE. The notification form may be obtained from the Issuer’s registered office. If the Bondholder elects to convert only a portion of the principal of the Convertible Bonds held by it into shares of Common Stock, then the Bondholder must first split the certificate evidencing its Convertible Bonds into multiple certificates, according to the provisions noted below, such that a whole certificate may then be converted into shares of Common Stock. The date of conversion will be the day that the TASE Clearing House receives notification from a member of the TASE that the conversion request has met all conditions specified. Within one Business Day from the date of conversion, the Issuer must issue certificates evidencing shares of Common Stock to be received by the converting Bondholder. The Issuer will then proceed to list such shares for trade on the TASE.

If the Bondholder does not meet all conditions for conversion of the Convertible Bonds, then the Notification of Conversion will be null and void and the certificates evidencing the Convertible Bonds will be returned to the Bondholder. A Notification of Conversion may not be

cancelled or modified once submitted to the Issuer.

5.	Timetable for Conversion. The exact timing of the conversion of a Convertible Bond is determined by the TASE Clearing House’s procedural guidelines.

6.	Effect of Conversion. The holders of shares of Common Stock received through conversion of the Convertible Bonds will be entitled to receive full dividends or other distributions for any date that is on or after the date of conversion. The shares of Common Stock received upon conversion will hold equal rights in all respects to other shares of Common Stock in existence at the time of the conversion. The Convertible Bonds which have been converted into shares of Common Stock will be null and void retroactively from the date of conversion and will be removed from circulation on the date of conversion.

7.	Obligations during Conversion Period. Until such time as all Convertible Bonds have been converted into shares of Common Stock, the following provisions will apply:
a. The Issuer must reserve a sufficient number of shares of Common Stock to permit the conversion of all Outstanding Convertible Bonds into shares of Common Stock. If necessary the Issuer will increase the number of shares of Common Stock in its authorized capital to permit the conversion of the Convertible Bonds.
b. If the Issuer increases or decreases the par value of its shares of Common Stock then the Issuer will reserve more or less, as the case may be, shares of its authorized Common Stock to permit the conversion of the Convertible Bonds.
c. The Issuer must make available a copy of all periodic and intermediate financial reports to the Bondholders at its registered office during normal work hours on any business day. Any Bondholder that submits a written request will be sent a copy of such periodic and intermediate financial reports.
d. Within ten (10) days of any adjustment to the conversion rate or number of shares of Common Stock to be received by the Bondholders upon conversion, the Issuer must publish a notification in two Israeli daily newspapers in wide circulation in Hebrew containing information about the (i) the conversion period, (ii) the conversion rate and (iii) the number of shares of Common Stock that the Bondholders are entitled to receive as a result of a conversion.
e. No later than three (3) weeks and no earlier than four (4) weeks prior to the end of the conversion period, the Issuer must publish a notification in two Israeli daily newspapers in wide circulation in Hebrew and must deliver by registered to mail to each Bondholder and the Trustees, a notification containing information about the (i) the conversion period, (ii) the conversion rate and (iii) the number of shares of Common Stock that the Bondholders are entitled to receive as a result of a conversion, including any bonus shares to which the Bondholders are entitled. The Bondholders entitled to such notification are the Bondholders listed in the Register one (1) month prior to the end of the conversion period.
f. The Issuer may not distribute a share dividend or a cash dividend to its common stockholders and may not offer any additional rights that confer a benefit to the common stockholders unless the record date for receiving such dividends or rights is at least ten (10) business days after the publication of the Issuer’s notification concerning such distribution.
g. The Issuer will refrain from any action, including through the issuance of stock dividends, which would reduce the conversion rate to less than the par value of its Common Stock.
Early Redemption

1.	Circumstances Requiring Early Redemption. After the time that the Convertible Bonds have been listed for trade on the TASE, if the market value of the Convertible Bonds falls below the minimum amount necessary according to the TASE regulations for such a security to be traded on that exchange, and the TASE decides to remove the Convertible Bonds from listing on the TASE, then the Issuer will announce an early redemption of the Convertible Bonds.

2.	Notice. The Issuer must provide notice of the early redemption to Bondholders through the publication in two Israeli newspapers in Hebrew and through registered mail to all registered Bondholders and the Trustees. This notice must be published and sent by registered mail no later than forty-five (45) days after the decision of the TASE to de-list the applicable Issuer security. The date of the early redemption must be no earlier than thirty (30) days and no later than forty-five (45) days after the publication of the notice in the Israeli newspapers.

3.	Payments to Bondholders. All Bondholders who wish to participate in the early redemption will receive payment for the balance of the principal of their Convertible Bonds, plus indexation differentials according to the Consumer Price Index, and the interest accrued on the principal through the date of the redemption. The interest, which is based upon a 365 day year, will be calculated proportionally from the date for which interest was last paid until the date of the early redemption. No interest will be paid to redeeming Bondholders for any period following the date of the early redemption.

4.	Conversion and Redemption Privileges. An early redemption will not prejudice the conversion privileges and/or redemption of the Convertible Bonds that do not participate in the early redemption. Such non-participating Convertible Bonds, however, will no longer be traded on the TASE.

5.	Early Redemption for Failure to List. If the Convertible Bonds are not listed for trade on the TASE by September 23, 2007, the Convertible Bonds will not be convertible into Common Stock and will be subject to a mandatory early redemption. In such event, the Issuer must inform the Bondholders and the Trustees within one (1) Business Day after September 23, 2007 that the early redemption will occur on the first business day which is seventeen (17) days after the date of such notification. The Issuer must then repay the Outstanding principal of the Convertible Bonds to the Bondholders, as linked to the Consumer Price Index. In addition, the Issuer must pay interest equal to 11.67% for the period from November 23, 2006 through the date of repayment. The Issuer must notify by an Immediate Report to the Israeli Securities Authority and to the TASE of the exact interest rate and the final date of payment.
Payments to Bondholders
1.	Method of Payment. Any interest payments on the Convertible Bonds will be paid to the Bondholders whose names are registered in the Convertible Bond Register at the end of the day on the 18th of November in each year preceding the due date of a payment on the Convertible Bonds (the “Determining Date”). Notwithstanding the aforesaid, the last interest payment (i.e., the interest payment due on November 30, 2009) and the principal payment due on November 30, 2009 will be made against surrender of the Convertible Bond certificates to the Issuer at its registered office or at any other place which has been announced by the Issuer, not later than five (5) Business Days before the Determining Date for making the last payment. If payments are due on any day that is not a Business Day, the date for payment will be postponed until the next Business Day. All payments will be made in NIS by check or bank transfer to the accredited bank accounts of those Bondholders whose names appear in the Convertible Bond Register for which such payment details were provided in writing by registered mail to the Issuer in advance. The notice providing such payment details must arrive at least ten (10) days prior to the fixed date for payment to require the compliance with such payment instructions by the Issuer. If the notice is not received by the Issuer at least ten (10) days prior to the date fixed for payment, the payment details will not be effective until the next successive payment and the payment will be made by mail to the last known address of the Bondholder. If the Issuer does not receive any notification regarding payment details from a Bondholder in a timely manner, the Issuer will make payment to the Bondholder by check that will be sent by registered mail to the Bondholder’s last known address in the Convertible Bond Register.

2.	Payments in Arrears. All payments that are made by the Issuer in excess of three (3) business days after the date fixed for payment will bear arrears interest at an annual rate of two percent (2%) above the standard rate of interest through the date of actual payment. The Issuer must notify the TASE of the exact arrears interest and the payment date , two (2) Business Days prior to payment.

3.	Delay of Payment for Reason Beyond the Issuer’s Control. Any amount payable to a Bondholder that has not been paid for a reason beyond the Issuer’s control, inasmuch as the Issuer was prepared to pay, will cease to bear interest and linkage differentials from the date the payment came due and the Bondholder will only be entitled to amounts that it was entitled to on the date determined for payment of the principal, interest or linkage differentials. In the event that the Issuer continues, for reasons beyond its control, to be unable to make the payment to the Bondholders, the Issuer must deposit in an interest bearing account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) at Bank Leumi USA, within fifteen (15) days from the date payment became due, the amount payable that was not paid for any reason beyond the Issuer’s control and such payment will be considered a clearance of the payment. To the extent such amounts are not paid to Bondholders prior to such time, the amounts shall remain in the account in the name of the Indenture Trustee (in its capacity as a trustee under the Indenture) for one (1) year after the date of redemption of the Convertible Bonds; the Indenture Trustee will then refund such amounts to the Issuer, who will hold the amounts for the benefit of the Bondholders.

4.	Paying Agent. Initially, the Issuer will act as Paying Agent for the Convertible Bonds. The Issuer may resign and appoint a successor Paying Agent upon prompt written notice to the Trustees and the Bondholders and subject to the conditions described in the Indenture.

5.	Receipt. A receipt signed by any Bondholder will constitute proof of full clearing of a payment made by the Issuer on account of a Convertible Bond.
Voluntary Liquidation
1.	Notification of Liquidation. The Issuer must provide written notification of its decision to voluntarily liquidate the Issuer to the Bondholders and must publish such notification in two Israeli newspapers in Hebrew.

2.	Bondholder Option to Convert. In the event of a voluntary liquidation by the Issuer, the Bondholders are entitled to be considered as if they converted the Convertible Bonds prior to the voluntary liquidation if they inform the Issuer within three (3) months from the date of notification of the voluntary liquidation that they desire to be treated in such a manner. In such case, the Bondholder would share the same rights with the common stockholders and receive the consideration, if any, received by the common stockholders following the voluntary liquidation. In the event that the Bondholders take no action, the Convertible Bonds will not be converted into shares of Common Stock and the Convertible Bonds must be repaid prior to any distribution to common stockholders.
Additional Provisions
1.	Publication of Prospectus. The Issuer must proceed to the best of its ability and must take all necessary measures and pass all resolutions for the publication of a prospectus with the Israeli Securities Authority for the listing of the Convertible Bonds for trade on the TASE, which listing shall be no later than September 23, 2007, subject to all applicable law.

2.	Registration of the Convertible Bonds as Unregistered Paper. Until the listing of the Convertible Bonds on the TASE, the Issuer shall maintain the registration of the Convertible Bonds as unregistered paper at the TASE Clearing House. The TASE Clearing House shall provide clearing services for the Convertible Bonds subject to the receipt of the appropriate permits from the Israeli Securities Authority, the TASE, the TASE Clearing House, and/or from any other authority.

3.	Transfers of Convertible Bonds Prior to Listing on TASE. Until the listing of the Convertible Bonds for trade on the TASE, no Bondholder may transfer any amount of Convertible Bonds without the approval of the Issuer and without providing the Issuer with a Form W-8BEN.

4.	Purchase of Convertible Bonds by Issuer. After the listing of the Convertible Bonds for trade on the TASE, the Issuer reserves the right to purchase the Convertible Bonds through the TASE, or by other means, at a price the Issuer deems fit. In the event of such a purchase, the Issuer will issue an Immediate Report to the ISA and notify the Trustees. The Convertible Bonds purchased by the Issuer will be cancelled and delisted from trading on the TASE and will not be reissued. The Issuer’s subsidiaries may also buy or sell the Convertible Bonds on the TASE or otherwise, including by way of issue from the Issuer. The Convertible Bonds held by the subsidiary will be considered an asset of the subsidiary and will remain available for trading on the TASE.

5.	Additional Issuance. The Issuer may issue, from time to time, additional debentures, including additional Series A Convertible Bonds, without the consent of the Bondholders or the Trustees and for any price and by any means that the Issuer deems equitable, including at a discount from face value that is different than the original issue discount rate applicable to the Convertible Bonds described hereunder. If the Issuer elects to issue bonds, other than Series A Convertible Bonds, the newly issued bonds may be convertible into shares of Common Stock and have such provisions regarding redemption, interest, index linkage, liquidation rights and other conditions as the Issuer deems equitable. These provisions may be superior, inferior or equal in rights to the Convertible Bonds. The above provisions shall not be deemed to constitute any consent by the Trustees or the Bondholders to the same.

6.	Additional Issuance of Series A Convertible Bonds. If the Issuer elects to issue additional Series A Convertible Bonds, except for the amount issued and interest rate of the newly issued Convertible Bonds, any newly issued bonds will be treated in the same manner as the Convertible Bonds issued under the Indenture. If the Issuer issues additional Convertible Bonds at a discount rate that is different from the discount rate applicable to the Convertible Bonds issued under the Indenture, the Issuer must consult with the Israeli tax authorities regarding tax implications regarding the different discount rate. The Issuer must then determine a uniform discount rate, according to a weighted formula, for all issuances of the Convertible Bonds. If the Issuer receives approval from the Israeli tax authorities for the weighted discount rate, then, prior to the issuance of the additional Convertible Bonds, it must publish a report containing the weighted discount rate and withhold tax upon redemption of the Convertible Bonds according to the weighted discount rate. If the Issuer does not receive approval from the Israeli tax authorities, then the Issuer must deduct tax according to the highest discount rate for all Convertible Bonds. In this case, the Issuer must publish a report, prior to the issuance of the additional Convertible Bonds, noting the discount rate at which tax is to be withheld.

7.	Splitting of Convertible Bonds. All certificates evidencing ownership of Convertible Bonds may be split into multiple Convertible Bond certificates whose total principal amount equals the principal amount of the Convertible Bond certificate for which the request has been submitted. The registered Bondholder of the original certificate must sign a request for splitting the certificate and deliver the original certificate to the Issuer’s registered office. The certificate split will then be executed within seven (7) days from the end of the month during which the original certificate was delivered to the Issuer. The newly issued certificates will each have a principal amount denominated in NIS. All expenses related to the splitting of certificates, including levies, will be borne by the Bondholder requesting the split.

8.	Transfer of Convertible Bonds. The Convertible Bonds may only be transferred for amounts denominated in NIS. All transfers of the Convertible Bonds which are not made through the TASE, must be made through a transfer deed drafted in a manner acceptable for the transfer of shares, properly signed by the registered Bondholder or its legal representatives and signed by the receiver of the transfer or its legal representatives. The Issuer may require additional requirements regarding the methods in which the Convertible Bonds are transferred and the reason for the transfer. If a payment must be made for the transfer, the Issuer may also require proof of payment by the transferee to the transferor. All expenses related to the transfer, including levies, if any, will be borne solely by the Bondholder requesting the transfer. If only part of the principal amount of the Convertible Bonds will be transferred, the certificates evidencing ownership of the Convertible Bonds must first be split according to the provisions above. After all transfer conditions have been met, the transfer will be registered in the Convertible Bond Register.

9.	Regulation S Offering. The Issuer is issuing the Convertible Bonds in Israel and not in the United States or to any United States person. The Convertible Bonds are being issued pursuant to Regulation S of the Securities Act and are not registered under the Securities Act. The Bondholders may not offer or sell the Convertible Bonds in the United States or to any U.S. person, unless the Convertible Bonds are hereafter registered with the United States Securities and Exchange Commission or there is an exemption from such registration pursuant to the Securities Act. Each Person purchasing the Convertible Bonds has represented that he or she is not a U.S. person, has not purchased the Convertible Bonds for a U.S. person or a person located in the United States, he or she was not in the United States at the time of purchase of the Convertible Bonds and he or she did not purchase the Convertible Bonds with an intent to distribute the Convertible Bonds in the United States.

10.	Restriction on Transfer prior to Listing. Pursuant to the Securities Law and Article 5 of the Israeli Securities Regulations (Details in the Matter of Articles 15a through 15c of the Law), 2000, certain restrictions exist on the resale of the Convertible Bonds and any shares received upon conversion of the Convertible Bonds until the time of listing of the Convertible Bonds for trade on the TASE.

11.	Bondholder Information. As a condition to the Issuer’s obligation to list the Convertible Bonds for trade on the TASE, every Bondholder must convey any information regarding the Convertible Bonds held by the Bondholder which is reasonably required by the Issuer to affect the listing of the Convertible Bonds for trade on the TASE, including information reasonably required for the registration of the Convertible Bonds with the Securities and Exchange Commission.

12.	Trustees Dealings with the Issuer. Subject to certain limitations imposed by the Trust Indenture Act, the Trustees under the Indenture in their individual or any other capacity, may become the owners or pledgees of the Convertible Bonds and may otherwise deal with and collect obligations owed to them by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights they would have if they were not Trustees.

13.	No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Issuer will not have any liability for any obligations of the Issuer under the Convertible Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such corporation. By accepting Convertible Bond, each Bondholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Bonds.

14.	Authentication. This Convertible Bond shall not be valid until an authorized signatory of the Indenture Trustee, or any authenticating agent duly appointed pursuant to the Indenture, manually signs the certificate of authentication on the other side of this Convertible Bond.

15.	Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

16.	Additional Copies of Indenture. The Issuer will furnish to any Bondholder, upon written request and without charge, a copy of the Indenture.

EXHIBIT B
Compensation and Expenses of Co-Trustee pursuant to Section 7.03 of the Indenture
     (a) The Issuer will pay to the Co-Trustee the following fees for its services under or in connection to this Indenture:
     (i) For the first year (the “First Year Compensation”), or any part thereof, following the date of this Indenture, a sum of 35,000 NIS; and
     (ii) For the second year and each year thereafter (the “Annual Compensation”) following the date of this Indenture, a sum of 25,000 NIS (prorated if less than a full year). In addition, the Annual Compensation will be linked to the Israeli Consumer Price Index for October 2006, as published on November 15, 2006, such that the Annual Compensation will be increased, but never decreased, in the same ratio as any increase in the Israeli Consumer Price Index on the date of repayment over the Israeli Consumer Price Index for October 2006.
     (iii) For each general meeting of Beneficial Holders or general meeting of the Issuer’s common stockholders attended by the Co-Trustee, a sum of 500 NIS; and
     (iv) For the preparation of the Indenture and the certificate evidencing the Convertible Bonds, the Co-Trustee will be paid $135 per hour.
     (v) In addition, the Co-Trustee shall be entitled to an additional payment based on hours worked, for:
1. Actions resulting from any breach of the terms of the Indenture by the Issuer or any other Trustee hereunder;
2. Actions in relation to the early redemption of Convertible Bonds or any Event of Default;
3. Special actions that the Co-Trustee shall be demanded or required to perform for the purpose of exercising his duties hereunder in relation to a risk to the rights of the Beneficial Holders including with respect to the supervision of the Issuer’s compliance with the Issuer’s undertakings under Section 3.03 of the Indenture;
4. A special work (such as, without limitation, a work required due to a change in the Issuer’s corporate structure) or work due to the need to perform additional actions for the purpose of exercising his duty as a reasonable Co-Trustee due to a future change in laws and/or regulations and/or other mandatory provisions that shall apply in relation to the Co-Trustee’s actions and liability hereunder.

B-1

5. Actions in relation to the registration or the cancellation of registration of collateral in a register conducted under law (including abroad), examination, supervision, monitoring, enforcement and so forth of undertakings (such as limitations on the Issuer’s liberty of action, pledging of assets and so forth), which the Issuer undertook or shall undertake or that shall be undertook by anyone on behalf of or for the Issuer in relation to securing the other undertakings of the Issuer or anyone on its behalf (such as making the payments according to the terms of the Convertible Bonds) vis-à-vis the Beneficial Holders, including in relation to the nature of the terms of the collateral and undertakings as aforesaid and their validation.
     (vi) It is hereby agreed that the Co-Trustee shall be entitled to a remuneration of $135 for each hour worked in relation to any part of its remuneration that is calculated based on hours worked.
     (b) Any amount in U.S. Dollars and referenced in this Exhibit B shall be paid to the Co-Trustee in NIS, according to the applicable U.S. Dollar/NIS exchange rate in effect on the date of payment.
     (c) Israeli Value added tax, if applicable, will be added to the payments due to the Co-Trustee hereunder and will be paid by the Issuer.
     (d) In addition to the aforesaid remuneration, the Co-Trustee shall be entitled to reimbursement of the reasonable expenses (with a positive linkage to the Israeli Consumer Price Index as of the date on which the expense was incurred) that he shall incur in the course of performing his duty and/or pursuant to the powers granted to him hereunder, including for publications in the press.
     (e) Fees payable hereunder and reasonable additional expenses and costs shall be paid by the Issuer in advance upon written estimate submitted by the Co-Trustee.
     (f) The Issuer will reimburse the Co-Trustee for the costs incurred by the Co-Trustee for an insurance policy providing for coverage in respect of expenses of the Co-Trustee resulting from any litigation action taken against the Co-Trustee under the competent jurisdiction of a court in the United States, in connection with the actions and duties of the Co-Trustee under this Indenture.